UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
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Bookham, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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LETTER FROM THE CHAIRMAN
Notice of Annual Meeting of Stockholders To be held on October 26, 2005
Proxy Statement
PROPOSAL 1 -- ELECTION OF CLASS I DIRECTORS
Terms Expiring 2005
Terms Expiring 2006
Terms Expiring 2007
Summary Compensation Table
Option Grants During Fiscal 2005
Aggregated Option Exercises in Fiscal Year 2005 and Fiscal Year-End Option Values
Ten-Year Option Repricings
PROPOSAL 2 -- APPROVAL OF 2004 STOCK INCENTIVE PLAN
NEW PLAN BENEFITS
PROPOSAL 3 -- APPROVAL OF 2004 EMPLOYEE STOCK PURCHASE PLAN
PROPOSAL 4 -- APPROVAL OF 2004 SHARESAVE SCHEME
PROPOSAL 5 -- AMENDMENT TO 2004 STOCK INCENTIVE PLAN
PROPOSAL 6 -- RATIFICATION OF THE SELECTION OF REGISTERED PUBLIC ACCOUNTING FIRM
STOCKHOLDER PROPOSALS FOR 2006 ANNUAL MEETING
HOUSEHOLDING OF PROXY STATEMENT
OTHER MATTERS

BOOKHAM, INC.
2584 Junction Avenue
San Jose, California 95134
LETTER FROM THE CHAIRMAN
To the stockholders of Bookham, Inc.:
      In addition to the customary matters of electing directors and ratifying the selection of our registered public accounting firm, at this year’s annual meeting you are being asked to approve our 2004 stock incentive plan, our 2004 employee stock purchase plan and our 2004 sharesave scheme (items 2 through 4 in the enclosed proxy statement) and an increase in the number of shares issuable under our 2004 stock incentive plan (item 5 in the enclosed proxy statement). I would like to provide you with some information regarding these items.
Equity Plans
      As you know, on September 10, 2004, pursuant to a scheme of arrangement approved by a court under UK law, we became the holding company of Bookham Technology plc, a public limited company incorporated in England and Wales. In anticipation of the scheme of arrangement, Bookham, Inc. was incorporated in September 2004 and its initial stockholders approved the 2004 stock incentive plan, the 2004 employee stock purchase plan and the 2004 sharesave scheme. These plans were not separately submitted to the public shareholders of Bookham Technology plc in September 2004 because Bookham and Bookham Technology plc were separately owned at that time.
      The method of adoption of the 2004 stock incentive plan, the 2004 employee stock purchase plan and the 2004 share scheme was selected in good faith based on our understanding of applicable requirements. Nevertheless, in June 2005, we were advised by the staff of the NASDAQ Stock Market, during discussions with the staff on an unrelated matter, that in its judgment the stockholder approval we received in September 2004 was not sufficient to satisfy the stockholder approval requirements of NASDAQ Marketplace Rule 4350(i)(1)(A). Consequently, we have agreed with NASDAQ to seek further stockholder approval of the plans at our 2005 annual meeting of stockholders.
      Until we receive this further stockholder approval, we have agreed with NASDAQ that no shares of common stock will be issued upon the exercise of any options we have granted to date under the 2004 stock incentive plan and that restrictions will not lapse on any shares of restricted stock already issued under the plan. In addition, we have agreed with NASDAQ not to grant any additional options or restricted stock awards under the plan and not to commence any offer periods under the 2004 employee stock purchase plan or the 2004 sharesave scheme. Accordingly, at the present time we are restricted from granting any equity incentives to our employees.
      Our board of directors believes that Bookham’s future success depends in large measure upon the company’s ability to maintain a competitive position in attracting, retaining and motivating key personnel and therefore recommends that you vote in favor of approving the plans. If the 2004 stock incentive plan is not approved, Bookham will be required to undertake to rescind any outstanding options and restricted stock awards, which would affect employee morale and could trigger employee claims, and may be required to seek substitute alternative forms of equity incentive or other compensation or, if we decline to do so, may face delisting from the NASDAQ Stock Market.
      The board of directors urges you to vote in favor of approval of the plans.
Increase in Shares Reserved for Issuance under the 2004 Stock Incentive Plan
      When we effected the scheme of arrangement, in addition to the 4,000,000 shares reserved for issuance under our 2004 stock incentive plan, we assumed outstanding options for the purchase of approximately 3,280,227 shares that had been granted under Bookham Technology plc plans or assumed in connection with our acquisition of New Focus. At that time, approximately 1,427,997 shares were reserved for new awards under the Bookham Technology plc plans, but we provided that no further equity awards would be made under the Bookham Technology plc plans. In addition, since completion of the scheme of arrangement, options for the purchase of 1,616,625 shares originally granted under the Bookham Technology plc plans or assumed in connection with our acquisition of New Focus have been cancelled and these cancelled shares are not available for new grants of equity awards by us.
      As a company in a highly competitive business sector, we rely heavily upon equity-based compensation to attract, motivate and retain employees. Our use of equity compensation is especially important in light of our need to limit cash salary compensation, the significant uncertainty and high turnover experienced in our industry in recent years, the highly competitive regions in which we must compete for engineering, management and manufacturing talent, and our need to attract and retain employees while effecting a series of corporate restructurings. For these reasons, coupled with the diminution of our available option pool in light of our commitment not to issue further options under the Bookham Technology plc plans, we have concluded that it is necessary to increase the number of shares available for issuance under the 2004 stock incentive plan by 5,000,000. We believe that this level of increase will provide us with the ability to continue to use equity-based compensation to attract key employees and enhance workforce stability over the next three years, which will be a highly critical period for the success of the company.
      The board of directors urges you to vote in favor of the share increase.
      Each of these proposals is described in more detail in the enclosed proxy statement, which we encourage you to carefully review.
      Thank you for your continued interest in our company.

Sincerely

/s/ Peter F. Bordui

Peter F. Bordui
Chairman of the Board of Directors

BOOKHAM, INC.
2584 Junction Avenue
San Jose, California 95134
Notice of Annual Meeting of Stockholders
To be held on October 26, 2005
To the stockholders of Bookham, Inc.:
      The annual meeting of stockholders of Bookham, Inc., a Delaware corporation, will be held on Wednesday, October 26, 2005 at 3:00 p.m., local time, at the Santa Clara Marriott, 2700 Mission College Boulevard, Santa Clara, California, for the purpose of considering and voting upon the following matters:

1. To elect three Class I directors for the ensuing three years;

2. To approve our 2004 stock incentive plan and the authorization of 4,000,000 shares for issuance under such plan;

3. To approve our 2004 employee stock purchase plan and the authorization of 500,000 shares for issuance under such plan;

4. To approve our 2004 sharesave scheme and the authorization of 500,000 shares for issuance under such scheme;

5. To approve an amendment to our 2004 stock incentive plan increasing the number of shares of common stock issuable under such plan from 4,000,000 to 9,000,000 and increasing the maximum number of shares of common stock with respect to which awards other than options and stock appreciation rights may be granted under the plan from 2,000,000 to 7,000,000;

6. To ratify the selection of Ernst & Young LLP as our registered public accounting firm for the current fiscal year; and

7. To transact such other business as may properly come before the annual meeting, including any postponements or adjournments thereof.
      Our board of directors has no knowledge of any other business to be transacted at the annual meeting.
      We are enclosing a copy of our annual report to stockholders for the fiscal year ended July 2, 2005 with the proxy statement that accompanies this notice of meeting. The annual report contains consolidated financial statements and other information of interest to you.
      Holders of record of our common stock at the close of business on September 14, 2005 are entitled to receive this notice and to vote at the annual meeting.
      We encourage you to attend the annual meeting in person. However, in order to make sure that you are represented at the annual meeting, we urge you to complete, sign and return the enclosed proxy card as promptly as possible in the enclosed postage-prepaid envelope.

By order of the Board of Directors,

/s/ Peter F. Bordui

Peter F. Bordui
Chairman of the Board of Directors
September 20, 2005

BOOKHAM, INC.
2584 Junction Avenue
San Jose, California 95134
Proxy Statement
For the Annual Meeting of Stockholders
To be held on October 26, 2005
       This proxy statement is furnished to you in connection with the solicitation of proxies by our board of directors for the annual meeting of stockholders to be held on Wednesday, October 26, 2005 at 3:00 p.m., local time, at the Santa Clara Marriott, 2700 Mission College Boulevard, Santa Clara, California, including any postponements or adjournments thereof.
      The notice of the annual meeting, this proxy statement, our annual report to stockholders for the fiscal year ended July 2, 2005, which we sometimes refer to as “fiscal 2005,” and the enclosed proxy are first being mailed to stockholders on or about September 20, 2005.
Voting of Proxies
      All shares held by stockholders who are entitled to vote and who are represented at the annual meeting by properly executed proxies received prior to or at the annual meeting will be voted in accordance with the instructions indicated on the proxy card, unless it is revoked prior to the vote. If a proxy card does not specify how the proxy is to be voted with respect to a particular matter, the shares will be voted “FOR” approval of the matter.
      A proxy may be revoked before it is used to cast a vote. To revoke a proxy, a stockholder must:

•	file with the corporate secretary of the company, at or before the taking of the vote, a written notice of revocation bearing a later date than the proxy;

•	duly execute a later dated proxy relating to the same shares and deliver it to the corporate secretary of the company before the taking of the vote; or

•	attend the annual meeting and vote in person. Attendance at the annual meeting, if a stockholder does not vote, will not be sufficient to revoke a proxy.
      Any written notice of revocation or subsequent proxy should be sent to us at the following address: Bookham, Inc., 2584 Junction Avenue, San Jose, California 95134, Attention: Corporate Secretary.
Stockholders Entitled to Vote
      Our board of directors has fixed September 14, 2005 as the record date for the determination of stockholders entitled to vote at the annual meeting. Only holders of record of our common stock at the close of business on the record date are entitled to notice of and to vote at the annual meeting. On September 14, 2005, there were 33,805,437 shares of our common stock outstanding and entitled to vote. Each share of common stock will have one vote for each matter to be voted upon at the annual meeting.
Votes Required
      The holders of at least a majority in voting power of the shares of our common stock issued and outstanding and entitled to vote at the annual meeting will constitute a quorum for the transaction of business at the annual meeting. Shares of common stock present in person or represented by proxy, including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval, will be counted for purposes of determining whether a quorum is present at the annual meeting.

      If a broker does not have discretionary voting authority to vote shares for which it is the holder of record with respect to a particular matter at the annual meeting, the shares cannot be voted by the broker, although they will be counted in determining whether a quorum is present. Accordingly, broker non-votes and abstentions would have no effect on the voting on a matter that requires the affirmative vote of a certain percentage of votes cast or shares voting on that matter.
      The affirmative vote of the holders of shares representing at least a plurality of the votes cast by the holders of our common stock entitled to vote at the annual meeting is required for the election of the Class I directors. The affirmative vote of the holders of a majority of the shares present or represented and voting on the matter at the annual meeting is required to approve each of the other matters scheduled to be voted on at the meeting.
Security Ownership of Certain Beneficial Owners and Management
      The following table shows the number of shares of our common stock beneficially owned as of July 31, 2005 by each entity or person who is known to us to own 5% or more of our common stock, each director, each executive officer listed in the Summary Compensation Table below, and all directors and executive officers as a group.
      Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. Except as indicated by footnote, to our knowledge, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. Options to purchase shares of common stock that are exercisable within 60 days of July 31, 2005 are deemed to be beneficially owned by the person holding such options for the purpose of computing ownership of such person, but are not treated as outstanding for the purpose of computing the ownership of any other person. Applicable percentage of beneficial ownership is based on 33,805,437 shares of common stock outstanding as of July 31, 2005.
      The address of each of our executive officers and directors is c/o Bookham, Inc., 2584 Junction Avenue, San Jose, California 95134.

			Options
	Shares		Included in Shares
	Beneficially Owned		Beneficially Owned

Name of Beneficial Owner	Number	Percent	Number

5% Stockholders
AMVESCAP PLC(1)	6,153,666	18.2%	—
11 Devonshire Square
London EC2M 4YR
England
Nortel Networks Corporation(2)	3,999,999	11.8%	—
8200 Dixie Road
Brampton, Ontario L6T 5P6
Canada
Andrew Rickman(3)	2,570,168	7.6%	—
Rockley Manor
Wiltshire SN8 1RT
England

				Options
	Shares			Included in Shares
	Beneficially Owned			Beneficially Owned

Name of Beneficial Owner	Number		Percent	Number

Executive Officers and Directors
Stephen Abely	102,450		*	—
Giorgio Anania	212,338		*	41,166
Jim Haynes	13,124		*	13,124
Michael Scott(4)	22,392		*	22,392
Stephen Turley	78,992		*	78,992
Peter Bordui	6,150		*	6,150
Joseph Cook	7,783		*	7,783
Lori Holland	48,664		*	48,664
Liam Nagle	—		—	—
W. Arthur Porter	39,743		*	39,743
David Simpson	75,247	(5)	*	51,591
All executive officers and directors as a group (10 persons)(6)	584,491		1.7%	287,213

*	Represents beneficial ownership of less than 1%.

(1)	Of these shares, 770,082 are held by INVESCO Asset Management Ireland and 5,383,584 are held by INVESCO Asset Management Limited. The information is based on an Amendment No. 1 to Schedule 13G filed by AMVESCAP PLC with the SEC on May 16, 2005.

(2)	The information is based on an Amendment No. 5 to Schedule 13D filed by Nortel Networks Corporation with the SEC on December 7, 2004.

(3)	Of these shares, 827,131 are owned directly by the Rickman 1998 Accumulation and Maintenance Settlement Trust, of which Dr. Rickman is a trustee.

(4)	Dr. Scott retired as chief technology officer in June 2005.

(5)	Of these shares, 23,656 are jointly owned by Dr. Simpson’s spouse.

(6)	These numbers do not include shares underlying options held by Dr. Scott, who retired as chief technology officer in June 2005.
PROPOSAL 1 — ELECTION OF CLASS I DIRECTORS
      We have three classes of directors, currently consisting of three Class I directors, two Class II directors and two Class III directors. The class I, class II and class III directors serve until the annual meeting of stockholders to be held in 2005, 2006 and 2007, respectively, and until their respective successors are elected and qualified. At each annual meeting, directors are elected for a full term of three years to succeed those whose terms are expiring. The terms of the three classes are staggered in a manner so that only one class is elected by stockholders annually. Giorgio Anania, Joseph Cook and W. Arthur Porter are currently serving as Class I directors. The Class I directors elected this year will be elected to serve as members of our board of directors until the 2008 annual meeting of stockholders, or until their respective successors are elected and qualified.
      The persons named in the enclosed proxy will vote to re-elect Dr. Anania, Mr. Cook and Dr. Porter as Class I directors unless the proxy is marked otherwise. Dr. Anania, Mr. Cook and Dr. Porter have indicated their willingness to serve on our board of directors, if elected; however, if any nominee should be unable to serve, the person acting under the proxy may vote the proxy for a substitute nominee designated by our board of directors. Our board of directors has no reason to believe that Dr. Anania, Mr. Cook or Dr. Porter would be unable to serve if elected.

      For each member of our board of directors there follows information given by each concerning his or her principal occupation and business experience for at least the past five years, the names of other public reporting companies of which he or she serves as a director and his or her age and length of service as one of our directors. There are no family relationships among any of our directors and executive officers. Dr. Bordui was selected by New Focus to join our board of directors pursuant to the terms of our agreement and plan of merger with New Focus.
Terms Expiring 2005
      Giorgio Anania, 46, has served as a director since June 2004, as our Chief Executive Officer since September 2004 and as our President since March 2005. Dr. Anania has served as Chief Executive Officer and a director of Bookham Technology plc since February 2001. From August 2000 to March 2004, he also served as President of Bookham Technology plc. From October 1998, when he joined Bookham Technology plc, until August 2000, Dr. Anania was the Senior Vice President, Sales and Marketing of Bookham Technology plc. Dr. Anania has a BA(Hons) in Physics from Oxford University and an MA and PhD in Plasma Physics from Princeton University.
      Joseph Cook, 53, has served as a director since September 2004. Mr. Cook served as a director of Bookham Technology plc from February 2002 until the scheme of arrangement in September 2004. Mr. Cook is Senior Vice President of Engineering at MCI and has served in that position since 1999. Mr. Cook is a member of the advisory boards of the University of Texas at Dallas and Oklahoma State University. Mr. Cook holds a BA and a Masters in Business Administration from Dallas Baptist University in Texas and an Associates degree in engineering from Prince George’s Community College in Maryland. Mr. Cook holds a patent for narrowband optical DWDM devices.
      W. Arthur Porter, 64, has served as a director since September 2004. Dr. Porter served as a director of Bookham Technology plc from February 1998 until the scheme of arrangement in September 2004. Since July 1998, Dr. Porter has been Vice President of Technology Development at the University of Oklahoma. From July 1998 to June 2005, Dr. Porter was Dean of Engineering at the University of Oklahoma. Dr. Porter serves as a director of Electro Scientific Industries (ESI), Stewart Information Services Corporation and Southwest Nano Technologies, Inc. He has a PhD in Interdisciplinary Engineering from Texas A&M University, is a fellow of the Institute of Electrical and Electronics Engineers, and a recipient of its Centennial Medal for extraordinary achievement.
Terms Expiring 2006
      Lori Holland, 47, has served as a director since September 2004. Ms. Holland served as a director of Bookham Technology plc from April 1999 until the scheme of arrangement in September 2004. Ms. Holland has served as a consultant to various technology startups since January 2001. From November 1999 until December 2000, Ms. Holland was the Chief Financial Officer of Zaffire, Inc., a telecommunication company in California. Ms. Holland serves as a director and audit committee member of Credence Systems Corporation, a test equipment supplier to the semiconductor industry, based in Silicon Valley and as a director of WiderThan, a private mobile Internet company. Ms. Holland received a BS in Economics from California Polytechnic University.
      Liam Nagle, 43, has served as a director since February 2005. Mr. Nagle currently serves as Executive Chairman of Sicon-Trading Manufacturing and Investments, a large private company in Ireland. Mr. Nagle served as Chief Operating Officer of Bookham Technology plc from November 2002 to September 2004 and President of Bookham Technology plc from March 2004 to September 2004. He served as our President and Chief Operating Officer from September 2004 to March 2005. Prior to joining Bookham, Mr. Nagle was employed in various capacities by Nortel Networks Corporation from 1999 to October 2002. He was the Vice President Operations Optical Components of Nortel Networks from October 2000 to October 2002 and the Vice President Operations from July 1999 to October 2000. Mr. Nagle has a CIMA accounting qualification.

Terms Expiring 2007
      Peter F. Bordui, 45, has served as a director since September 2004 and as chairman of the board of directors since February 2005. Dr. Bordui served as a director of Bookham Technology plc from March 2004 until the scheme of arrangement in September 2004. Dr. Bordui served on the board of directors of New Focus from December 2001 to March 2004. From January 1999 to December 2001, Dr. Bordui served first as Vice President and General Manager, Netherlands and then as Vice President and General Manager, Source Lasers for JDS Uniphase Corporation, a fiber optic communications product manufacturer. Dr. Bordui currently serves as chairman of Photonic Materials, Ltd. in Scotland, an optical component company. Dr. Bordui holds a BS, MS and PhD in Material Science and Engineering from the Massachusetts Institute of Technology.
      David Simpson, 77, has served as a director since September 2004. Professor Simpson served as a director of Bookham Technology plc from March 1995 to June 2004. Professor Simpson served as the vice chairman of Bookham Technology plc’s board of directors from August 2000 to June 2004 and, before assuming that position, served as the chairman of the board of directors of Bookham Technology plc. In 1992, the Queen awarded Professor Simpson the CBE for services to the electronics industry. Professor Simpson currently serves as chairman of Simpson Research Ltd., a private consulting company, and as a director of several privately-held companies, including Environcom Ltd., a recycling company, Conjunct Ltd., a chip design company and MIMIV Ltd., a display company. Professor Simpson has received honorary doctorates in Science and Technology from Heriot Watt, Abertay and Napier Universities in Scotland and he is a Fellow of the Royal Society of Edinburgh.
Director Compensation
      We reimburse directors for reasonable out-of-pocket expenses incurred in attending meetings of the board of directors and any meetings of its committees. Each non-employee director receives an annual retainer of $12,000, an additional $3,000 for each in-person meeting of our board of directors and each annual meeting of our stockholders the director attends and $500 for each quarterly teleconference of our board of directors the director attends. The chairman of our board of directors receives an annual retainer of $80,000. In addition, the chairman of our audit committee receives an annual fee of $36,000, the chairman of our compensation committee receives an annual fee of $16,000 and the chairman of our nominating and corporate governance committee receives an annual fee of $10,000. All other members of these board committees receive an annual fee of $1,000 for each committee on which they serve. In the event that our stockholders approve the 2004 stock incentive plan, each year at our annual meeting of stockholders, each non-employee director will automatically be granted a nonstatutory stock option to acquire 5,000 shares of our common stock provided that the director is serving as a director both immediately before and immediately after the annual meeting. We are evaluating whether to make annual restricted stock grants to our non-employee directors rather than nonqualified options grants in view of the considerations described below in “Report of the Compensation Committee on Executive Compensation — Long-Term Incentive Compensation.” In our discretion, we may grant additional equity awards to our non-employee directors under the plan.
      We have a director’s fee agreement with Ms. Holland, which became effective on August 1, 2002 and which provides for an annual payment to Ms. Holland of $40,000 for service as our audit committee financial expert. The agreement does not provide for any benefits if Ms. Holland ceases to be a director.
Section 16(a) Beneficial Ownership Reporting Compliance
      Based solely on our review of copies of reports filed by reporting persons pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, or written representations from reporting persons that no Form 5 filing was required for such persons, we believe that, during fiscal 2005, all filings required to be made by our reporting persons were timely made in accordance with the requirements of the Securities Exchange Act of 1934, as amended.

Executive Compensation

Summary Compensation Table
      We were incorporated on June 29, 2004 and on September 10, 2004, pursuant to a scheme of arrangement under UK law, we became the holding company of Bookham Technology plc, a public limited company incorporated in England and Wales. In contemplation of the scheme of arrangement, Bookham Technology plc changed its fiscal year end from December 31 to the Saturday closest to June 30.
      The following table provides information about the compensation for the year ended July 2, 2005, the period from January 1, 2004 to July 3, 2004 and the years ended December 31, 2003 and December 31, 2002 of the individual who served as Chief Executive Officer during the year ended July 2, 2005 and the next five other most highly compensated executive officers during the year ended July 2, 2005. Compensation information prior to September 10, 2004, the effective date of the scheme of arrangement, reflects compensation from Bookham Technology plc.
      In accordance with the rules of the Securities and Exchange Commission, the compensation set forth in the table below does not include medical, group life or other benefits which are available to all of our salaried employees, and perquisites and other personal benefits, securities or property which do not exceed the lesser of $50,000 or 10% of the total annual salary and bonuses for each of the persons shown in the table.
Summary Compensation Table

							Long-Term Compensation
	Annual Compensation
							Restricted		Securities
	Fiscal				Other Annual		Stock Awards		Underlying		All Other
Name and Principal Position(1)	Year		Salary	Bonus	Compensation		($)		Options		Compensation(2)

Giorgio Anania(3)	2005		$424,992	$—	$68,140	(4)	445,175	(5)	120,000		$38,249
President and Chief	2004	(6)	$212,496	$39,843	$18,151		—		150,673	(5)	$19,125
Executive Officer	2003		$327,244	$—	$33,276		—		203,559	(5)	$26,998
	2002		$312,369	$282,110	$34,235		—		143,136	(5)	$28,336
Liam Nagle(7)	2005		$235,947	$—	$14,807		—		60,000		$21,235
President and Chief	2004	(6)	$168,226	$—	$10,625		—		77,670		$15,140
Operating Officer	2003		$298,380	$22,379	$19,479		—		70,680		$24,616
	2002		$49,730	$—	$5,312		—		40,000		$4,476
Stephen Abely	2005		$330,173	$37,000	$8,854		309,399	(8)	60,000	(8)	$—
Chief Financial Officer	2004	(6)	$150,518	$14,112	$31,874		—		40,754	(8)	$—
	2003		$247,912	$—	$53,124		—		88,516	(8)	$—
	2002		$247,912	$73,575	$83,228		—		24,500	(8)	$—
Stephen Turley	2005		$290,411	$—	$58,502		—		30,000		$26,137
Chief Commercial	2004	(6)	$145,206	$13,614	$10,625		—		22,603		$13,069
Officer	2003		$265,620	$—	$19,479		—		30,813		$21,914
	2002		$254,361	$84,395	$47,812		—		19,600		$22,893
Michael Scott(9)	2005		$290,411	$—	$43,385		—		16,000		$—
Chief Technology	2004	(6)	$145,206	$13,614	$21,692		—		10,000		$—
Officer	2003		$279,787	$—	$39,769		—		7,755		$—
Jim Haynes(10)	2005		$301,036	$85,309	$19,922		—		14,000		$—
Chief Operating Officer and Acting Chief Technology Officer

(1)	Dollar amounts have been converted at the exchange rate in effect on July 2, 2005 of £1.00 = $1.7708.

(2)	Consists of pension contributions.

(3)	Dr. Anania became President of Bookham in March 2005.

(4)	Includes a car allowance of $36,301.

(5)	On February 9, 2005, Dr. Anania was awarded 147,409 shares of restricted stock. The amount in the table is calculated by multiplying the closing price of a share of our common stock on February 9, 2005, $3.02, by the number of shares of restricted stock awarded. The value of these shares of restricted stock as of July 2, 2005, based on the closing price of a share of our common stock on July 1, 2005, $3.14, was $462,864. These shares are entitled to receive dividends. Options to purchase 18,941 shares of common stock granted in 2004, 203,559 shares of common stock granted in 2003 and 143,136 shares of common stock granted in 2002 were cancelled in connection with this award. See “Report of the Compensation Committee on Executive Compensation — Report on Cancellation of Options and Issuance of Restricted Stock.”

(6)	Consists of the six-month period from January 1, 2004 to July 3, 2004.

(7)	Mr. Nagle became an executive officer of Bookham in November 2002 and resigned effective March 2005.

(8)	On February 9, 2005, Mr. Abely was awarded 102,450 shares of restricted stock. The amount in the table is calculated by multiplying the closing price of a share of our common stock on February 9, 2005, $3.02, by the number of shares of restricted stock awarded. The value of these shares of restricted stock as of July 2, 2005, based on the closing price of a share of our common stock on July 1, 2005, $3.14, was $321,693. These shares are entitled to receive dividends. Options to purchase 263,770 shares of common stock held by Mr. Abely were cancelled in connection with this award. See “Report of the Compensation Committee on Executive Compensation — Report on Cancellation of Options and Issuance of Restricted Stock.”

(9)	Dr. Scott became an executive officer of Bookham in December 2002 and retired in June 2005.

(10)	Mr. Haynes became an executive officer of Bookham in March 2005.

Stock Options
      The following table contains information concerning stock option grants we or, prior to September 10, 2004, Bookham Technology plc made in the year ended July 2, 2005 to each of the executive officers identified in the Summary Compensation Table above. Each stock option grant has a term of ten years. One half of the shares of common stock underlying options granted to each individual listed below vests on a time-based schedule (25% vests one year from the grant date and the remaining 75% vests monthly over the next three years) and the remaining half vests on a performance-based schedule. The performance-based shares vest as to 50% when we achieve cash flow break-even, which is defined as the point when we generate earnings before interest, taxes, depreciation and amortization (excluding one-time items) that are greater than zero in any fiscal quarter, and 50% when we achieve profitability, which is defined as the point at which we generate a profit before interest and taxes (excluding one-time items) that is greater than zero in any fiscal quarter. Any unvested shares underlying the performance-based options will vest in full on September 22, 2009. Pursuant to the scheme of arrangement on September 10, 2004, we assumed all outstanding options to purchase ordinary shares of Bookham Technology plc. The assumed options were adjusted so that the number of shares of our common stock issuable upon exercise of the options equaled the number of ordinary shares the optionholder would have received if the optionholder had exercised the option prior to the scheme of arrangement, divided by ten to reflect the 10 for 1 exchange ratio in the scheme of arrangement. The exercise price of the options was adjusted proportionately. The information in the table below with respect to options granted prior to September 10, 2004 reflects this assumption. The per share exercise price of options that were granted prior to September 10, 2004 represents the fair market value of Bookham Technology plc’s ordinary shares on the grant date, as adjusted to reflect the closing of the scheme of arrangement.

      Amounts described in the following table under the heading “Potential Realizable Value at Assumed Rates of Stock Price Appreciation for Option Term” represent hypothetical gains that could be achieved for the options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5% and 10% compounded annually from the date the options were granted to their expiration date. Actual gains, if any, on stock option exercises will depend on the future performance of the common stock and the date on which the options are exercised. No gain to the optionees is possible without an appreciation in stock price, which will benefit all stockholders commensurately.
Option Grants During Fiscal 2005

					Potential Realizable Value
					at Assumed Annual Rates
		Percent of			of Stock Price
	Number of	Total Options			Appreciation for Option
	Securities	Granted to	Exercise or		Term
	Underlying	Employees in	Base Price	Expiration
Name	Options Granted	Fiscal Year	per Share	Date	5%	10%

Giorgio Anania	120,000	6.0%	$6.73	9/22/14	$460,814	$1,211,879
Liam Nagle(1)	60,000	3.0%	$6.73	9/22/14	$230,407	$605,940
Stephen Abely(2)	60,000	3.0%	$6.73	9/22/14	$230,407	$605,940
Stephen Turley	30,000	1.5%	$6.73	9/22/14	$115,203	$302,970
Michael Scott	16,000	0.8%	$6.73	9/22/14	$61,442	$161,584
Jim Haynes	14,000	0.7%	$6.73	9/22/14	$53,762	$141,386

(1)	Mr. Nagle’s option grant was cancelled upon the termination of his employment in March 2005.

(2)	Mr. Abely’s option grant was cancelled in connection with his restricted stock grant on February 9, 2005.

Option Exercises and Fiscal Year-End Option Values
      The following table sets forth information concerning options exercised during the year ended July 2, 2005 by each of the executive officers identified in the Summary Compensation Table above and the number and value of unexercised stock options held by each of those executive officers. Amounts described in the following table under the heading “Value Realized” represent the difference between the aggregate fair market value of the underlying shares of our common stock on the date of exercise and the aggregate exercise price. Amounts described in the following table under the heading “Value of Unexercised In-the-Money Options at Year End” are based on the aggregate fair market value of the underlying shares of our common stock on July 2, 2005 ($3.14 per share), less the aggregate option exercise price.
Aggregated Option Exercises in Fiscal Year 2005 and
Fiscal Year-End Option Values

			Number of Shares		Value of Unexercised
			Underlying Unexercised		In-the-Money Options at
	Shares		Options at July 2, 2005		July 2, 2005
	Acquired on	Value
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Giorgio Anania	—	—	32,933	218,799	—	—
Liam Nagle	—	—	—	—	—	—
Stephen Abely	—	—	—	—	—	—
Stephen Turley	—	—	77,412	191,485	—	—
Michael Scott	—	—	21,767	26,988	—	—
Jim Haynes	—	—	11,406	30,094	—	—

Ten-Year Option Repricings

						Length of
		Number of	Market			Original
		Securities	Price at	Exercise		Option Term
		Underlying	Time of	Price at Time	New	Remaining At
		Options	Repricing	of Repricing	Exercise	Date of
Name	Date	Repriced	($)	($)(1)	Price(2)	Repricing

Giorgio Anania	2/9/05	18,000	3.02	178.53	—	3-13-10
President and Chief	2/9/05	100,000	3.02	30.53	—	8-3-11
Executive Officer	2/9/05	22,400	3.02	21.78	—	2-8-12
	2/9/05	120,736	3.02	13.93	—	11-14-12
	2/9/05	203,559	3.02	24.12	—	9-25-13
	2/9/05	18,941	3.02	10.44	—	6-2-14
	2/9/05	18,000	3.02	19.33	—	3-24-09
	2/9/05	60,000	3.02	19.33	—	4-2-09
	2/9/05	28,000	3.02	17.67	—	9-7-08
Stephen Abely	2/9/05	50,000	3.02	20.17	—	11-02-11
Chief Financial Officer	2/9/05	24,500	3.02	13.93	—	11-14-12
	2/9/05	88,516	3.02	24.15	—	9-25-13
	2/9/05	40,754	3.02	10.44	—	6-2-14
	2/9/05	30,000	3.02	6.73	—	9-21-14
	2/9/05	30,000	3.02	6.73	—	9-21-14

(1)	Exercise prices in pounds have been converted into U.S. dollars at the exchange rate in effect on September 9, 2004 of £1.00 = $1.7853.

(2)	The options to purchase 589,636 shares of common stock held by Dr. Anania were cancelled in connection with the grant of 147,409 shares of restricted stock. The options to purchase 263,770 shares of common stock held by Mr. Abely were cancelled in connection with the grant of 102,450 shares of restricted stock. See “Report of the Compensation Committee on Executive Compensation — Report on Cancellation of Options and Issuance of Restricted Stock.”
Equity Compensation Plan Information
      The following table provides information about the securities authorized for issuance under our equity compensation plans as of July 2, 2005:

	(a)		(b)	(c)

Number of Securities
	Number of Securities		Weighted-Average	Remaining Available for
	to be Issued Upon		Exercise Price of	Future Issuance Under
	Exercise of		Outstanding	Equity Compensation
	Outstanding Options,		Options,	Plans (Excluding
	Warrants and		Warrants and	Securities Reflected in
Plan Category	Rights(1)		Rights	Column (a))

Equity compensation plans approved by security holders	—		—	—
Equity compensation plans not approved by security holders	1,473,910	(2)	$6.55	—

Total	1,473,910	(2)	$6.55	—

(1)	This table excludes an aggregate of 1,773,342 shares of common stock issuable upon exercise of outstanding options we assumed in connection with the scheme of arrangement pursuant to which Bookham Technology plc became our wholly-owned subsidiary. The weighted average exercise price of these options as of July 2, 2005 was $19.38. At the time of the scheme of arrangement, we provided that no further equity awards would be made under the Bookham Technology plc equity plans.

(2)	Consists of options granted under the 2004 stock incentive plan. The plan was approved by our stockholders on September 9, 2004 (at which time we were a private company), prior to the scheme of arrangement pursuant to which Bookham Technology plc became our wholly-owned subsidiary, but was not separately submitted to the public shareholders of Bookham Technology plc because Bookham and Bookham Technology plc were separately owned. In June 2005, we were advised by the staff of the NASDAQ Stock Market, during discussions with the staff on an unrelated matter, that in its judgment the stockholder approval we received in September 2004 was not sufficient to satisfy the stockholder approval requirements of NASDAQ Marketplace Rule 4350(i)(1)(A), and therefore we are submitting the plan to our stockholders for approval at the annual meeting. We granted these awards prior to receiving the notification from NASDAQ and have agreed with NASDAQ that we will not permit the vesting of any restricted stock, issue shares of common stock upon exercise of options or grant any further awards under the plan until we have obtained stockholder approval of the plan. The 2004 stock incentive plan is described under “Proposal 2 — Approval of 2004 Stock Incentive Plan.” We are also similarly seeking approval of our 2004 employee stock purchase plan and our 2004 sharesave scheme, under each of which 500,000 shares of our common stock have been reserved for issuance and no shares of common stock have been issued. The number of shares of common stock does not include 249,859 shares of restricted stock granted under the 2004 stock incentive plan in February 2005, 2,276,231 shares of common stock currently reserved for issuance under the 2004 stock incentive plan, 500,000 shares of common stock reserved for issuance under the 2004 employee stock purchase plan or 500,000 shares of common stock reserved for issuance under the 2004 sharesave scheme, or the 5,000,000 additional shares of common stock that will be reserved for issuance under the 2004 stock incentive plan if stockholders approve the amendment to the plan at the annual meeting.

Report of the Compensation Committee on Executive Compensation
      This report is submitted by the compensation committee of our board of directors, which is responsible for making recommendations concerning salary and incentive compensation for our executive officers and administering and granting stock options under our stock option plans to our executive officers. In addition, the compensation committee consults with our management regarding pension and other benefit plans and our compensation policies and practices. The committee believes that Bookham’s executive compensation program provides an overall level of compensation that is comparable to other companies within its industry and among companies of comparable size and complexity.

General Compensation Policy
      The compensation committee seeks to achieve the following three broad goals in connection with our executive compensation program:

•	enable Bookham to attract and retain qualified executives,

•	create a performance-oriented environment by rewarding executives for the achievement of Bookham’s business objectives and/or in an individual executive’s particular area of responsibility and

•	provide executives with equity incentives in Bookham so as to link a portion of the executives’ compensation with the performance of Bookham’s common stock.

Components of Compensation
      To achieve these goals, the executive compensation program consists principally of the following three elements:

•	base salary,

•	cash bonuses and

•	stock-based incentives in the form of participation in Bookham’s equity plans.

General Factors for Establishing Compensation
      The compensation committee reviews the executive compensation of industry peers with which Bookham competes for employees to compare the competitiveness of Bookham’s executive compensation packages. In addition to reviewing industry compensation levels, the compensation committee also subjectively considers a number of other factors in establishing the components of each executive officer’s compensation package, as summarized below.

Base Salary
      Salaries for executive officers, including the chief executive officer, are generally subjectively determined on an individual basis by evaluating the following:

•	the executive’s scope of responsibility, performance, prior employment experience and salary history,

•	Bookham’s financial performance, including increases in its revenues and profits, if any, and

•	internal consistency within Bookham’s salary structure.

Incentive Compensation
      Cash bonuses have historically been included as part of the compensation packages of Bookham’s executive officers. Certain specified levels of personal and company financial and operational performance must be achieved before any such bonuses can be earned by executive officers. By application of these performance criteria, the compensation committee seeks to align bonus payments with Bookham’s financial performance. Cash bonuses are based on a percentage of base compensation and are intended to be measured and paid quarterly, with an opportunity for review of the overall bonus at year end. Bonuses can be up to 100% of the chief executive officer’s base salary and up to 50% of the base salary of other executive officers. In determining the aggregate amounts of the cash bonuses to be paid to executive officers in fiscal 2005, including the current chief executive officer, the compensation committee established specific revenue and profit targets. At the initiative of corporate management, and in consultation with the compensation committee, the bonus program was suspended for all of fiscal 2005 in view of the need to preserve corporate cash resources and the desire to avoid disparities in bonus compensation across the employee base. Consequently, no bonus payments were made to Bookham’s chief executive officer or other named executive officers in fiscal 2005, aside from a one-time bonus of $37,000 paid to Mr. Abely, our chief financial officer, in February 2005 in recognition of his efforts to obtain financing for Bookham. We expect to evaluate reinstatement of the cash bonus program beginning in calendar 2006, taking into account Bookham’s cash resources and overall situation at that time.

Long-term Incentive Compensation
      Stock options are an element of the compensation packages of Bookham’s executive officers, including the chief executive officer, because we believe they provide an incentive to executives to maximize stockholder value. The compensation committee believes that it is to Bookham’s advantage to increase executive officers’ interest in Bookham’s future performance, as these employees share the primary responsibility for Bookham’s management and growth. The value of the stock options is derived solely from appreciation of our common stock, if any. In order to promote a longer term management focus and to provide incentive for continued employment with Bookham, stock option grants generally become exercisable over a four year period, with the exercise price being equal to 100% of the fair market value of Bookham’s common stock on the date of grant.
      The size of the option grant made to each executive officer is subjectively determined after consideration of the following factors:

•	an evaluation of the executive’s past performance,

•	the total compensation being paid to the executive,

•	the anticipated value of the executive’s contribution to Bookham’s future performance,

•	the executive’s scope of responsibility,

•	the executive’s current position with Bookham,

•	the number of options awarded to the executive officer during previous fiscal years and

•	comparability with option grants made to other Bookham executives.
Consistent with this philosophy, in September 2004, in connection with our reincorporation in the United States, options to purchase an aggregate of 300,000 shares of common stock were granted to all of our executive officers. The compensation committee from time to time grants stock options with performance-based vesting to Bookham’s executive officers in an effort to provide an incentive to executive officers to improve Bookham’s financial performance. One-half of the options granted to executive officers had vesting provisions relating to earnings and revenue targets, which were not met in fiscal 2005. See “Option Grants During Fiscal 2005.”
      As noted below, the compensation committee for the first time authorized restricted stock grants in the last fiscal year, and, going forward, the compensation committee intends to continue to consider the use of restricted stock grants to replace or supplement the use of options as equity incentives, in light of the reduced dilution to stockholders that can be achieved through restricted stock grants, and the adoption of FAS 123R, which eliminates the material accounting differences in the treatment of option and restricted stock grants. The compensation committee therefore anticipates that in the future it will recommend making restricted stock grants.
      The compensation committee continues to evaluate the appropriate weighting of cash, cash bonus and equity compensation, taking into account the proposed accounting treatment of stock option grants and the aggregate value of the annual compensation for our named executive officers and chief executive officer.

Report on Cancellation of Options and Issuance of Restricted Stock
      During fiscal 2005, the compensation committee also focused on the need to retain key executives and assure continuity of management. The market for optical components has been significantly depressed for a number of years, which has in turn affected Bookham’s operating results and share value. As a consequence, Bookham and other companies in the industry have implemented significant restructuring plans and experienced significant personnel turnover. The compensation committee concluded in early 2005 that, given the uncertainties surrounding the company’s financial condition and in its marketplace generally, it was also important to implement a focused program of retention incentives to assure continuity of management and to retain critical employees.
      On February 9, 2005, we approved the award of 147,409 and 102,450 shares of restricted stock, respectively, to Dr. Anania and Mr. Abely. If we obtain stockholder approval of our 2004 stock incentive plan at the 2005 annual meeting of stockholders, these shares will vest in full on February 9, 2006, provided that: the individual has been continuously employed by Bookham through that date, on or before that date we have timely filed any report regarding internal controls required pursuant to Item 308 of Regulation S-K and on that date Bookham does not have any material weakness that has not been remedied to the satisfaction of the audit committee of our board of directors and our registered public accounting firm.
      The shares of restricted stock will vest in full before February 9, 2006 if prior to that date the individual is terminated by us without cause or the individual leaves with good reason. In addition, the shares of restricted stock will vest in full before February 9, 2006 upon the consummation of a change of control of Bookham, provided that the individual has been continuously employed by us through that date.
      In connection with the issuance of the restricted stock, Dr. Anania and Mr. Abely surrendered to Bookham options to purchase 589,636 and 263,770 shares of common stock, respectively, for cancellation. Because the market value of Bookham’s stock had fallen substantially below the exercise price of these options, the value of the surrendered options as a means of motivating and retaining Dr. Anania and Mr. Abely had been significantly diminished. The surrendered options had exercise prices ranging from $6.73 to $178.53 per share, and on the date the restricted stock was granted the closing price of our common stock on the NASDAQ National Market was $3.02. We approved the restricted stock awards in connection with the surrender of options in order to create performance incentives and help retain these executives.

Chief Executive Officer’s Compensation
      Dr. Anania has served as our chief executive officer since September 2004 and has served as the chief executive officer of Bookham Technology plc since February 2001. Pursuant to his employment agreement, which is more fully described below, Dr. Anania received a base salary of $424,992 for fiscal 2005. The compensation of our chief executive officer is based upon the same elements and measures of performance as is the compensation of our other executive officers.

Compliance with Internal Revenue Code Section 162(m)
      Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction to public companies for certain compensation over $1,000,000 paid to its chief executive officer and its four other most highly compensated executive officers. Qualifying performance-based compensation is not subject to the deduction limitation if certain requirements are met. In particular, income recognized upon the exercise of a stock option is not subject to the deduction limitation, if, among other things, the option was granted under a plan approved by the public stockholders and such plan provides a limit on the number of shares with respect to which awards may be granted during a specified period to any individual. Based on the compensation awarded to our chief executive officer and our five other most highly compensated executive officers for fiscal 2005, it does not appear that the Section 162(m) limitation will have a significant impact on Bookham in the near term. However, the committee reserves the right to use its judgment to authorize compensation payments that may be subject to the Section 162(m) limitation when the committee believes that such payments are appropriate and in the best interests of Bookham and its stockholders, after taking into account changing business conditions or the officer’s performance. Although the compensation committee considers the impact of Section 162(m) when administering its long-term incentive compensation plans, the committee does not make decisions regarding executive compensation based solely on the expected tax treatment of such compensation. As a result, the compensation committee may deem it appropriate at times to forgo qualified performance-based compensation under Section 162(m) in favor of awards that may not be fully tax-deductible.
      By the compensation committee of the board of directors of Bookham, Inc.

Joseph Cook, Chairman
W. Arthur Porter
Peter Bordui

Stock Performance Graph
      Our common stock began trading on the NASDAQ National Market on September 10, 2004. Before that date there was no established public trading market for our common stock. Prior to the closing of the scheme of arrangement on September 10, 2004, pursuant to which Bookham Technology plc became our wholly-owned subsidiary, Bookham Technology plc’s ordinary shares were quoted on the Official List of the United Kingdom Listing Authority and its American Depositary Shares, or ADSs, were quoted on the NASDAQ National Market. Each ADS represented one ordinary share. In the scheme of arrangement, every ten ordinary shares of Bookham Technology plc were exchanged for one share of our common stock. As a result, information prior to September 10, 2004 included in the stock performance graph above is based on the price of Bookham Technology plc ADSs on the NASDAQ National Market, adjusted to reflect the 10 for 1 exchange ratio in the scheme of arrangement.
      The stock performance graph compares the percentage change in cumulative stockholder return on our common stock or Bookham Technology plc ADSs, as applicable, for the period from December 31, 2000 through July 2, 2005, with the cumulative total return on the NASDAQ Stock Market (U.S.) and the NASDAQ Telecommunications Index. In contemplation of the scheme of arrangement, Bookham Technology plc changed its fiscal year end from December 31 to the Saturday closest to June 30. Accordingly, the measurement period for the stock performance graph above covers the fiscal years ended December 31, 2000, 2001, 2002 and 2003, the six-month transition period ended July 3, 2004 and the fiscal year ended July 2, 2005.
      The graph assumes the investment of $100.00 Bookham Technology plc ADSs (at the closing price of the Bookham Technology plc ADSs on December 31, 2000, adjusted to reflect the 10 for 1 exchange ratio in the scheme of arrangement), the NASDAQ Stock Market (U.S.) and the NASDAQ Telecommunications Index on December 31, 2000 and assumes dividends, if any, are reinvested.

	December 31,	December 31,	December 31,	December 31,	July 3,	July 2,
	2000	2001	2002	2003	2004	2005

Bookham, Inc.	$100.00	$18.67	$7.62	$19.05	$6.86	$2.39

NASDAQ Stock Market (U.S.)	$100.00	$79.27	$55.96	$83.67	$85.56	$86.13

NASDAQ Telecommunications Index	$100.00	$84.43	$54.01	$63.61	$55.04	$56.28

Employment, Change of Control and Severance Arrangements
      Each of Drs. Anania and Turley and Messrs. Abely and Haynes has an employment agreement with Bookham Technology plc. Dr. Scott, who retired in June 2005, and Mr. Nagle, who resigned effective March 2005, also had employment agreements with Bookham Technology plc. These agreements describe the individual’s salary, bonus and other benefits including medical and life insurance coverage, car allowance, vacation and sick days, and pension plan participation. The agreements also contain a prohibition on the use or disclosure of our confidential information, such as trade secrets, patents and customer information, for non-business purposes. Dr. Anania’s agreement also contains a non-competition clause prohibiting Dr. Anania from dealing with our customers or prospective customers, and a non-solicitation clause prohibiting Dr. Anania from dealing with certain of our suppliers, prospective suppliers, senior executives, salespersons and other key employees, for a period of twelve months after he has stopped working for us. The agreements with Dr. Scott, Mr. Nagle and Mr. Haynes contain similar prohibitions, as well as a prohibition on being employed by or otherwise involved with any competitor of ours for a period of six months after these individuals have stopped working for us.
      Our executive officers are elected by our board of directors and serve at its discretion, subject generally to a three-, four- or six-month notice period, except for Dr. Anania, whose employment agreement provides for a twelve-month notice period. The agreements provide that the notice period does not apply if the officer is being terminated for cause, which is defined to include gross misconduct, conduct which our board of directors determines brings the individuals or us into disrepute, or a serious breach of the employment agreement. Our agreement with Dr. Anania automatically terminates when he reaches age 65 and the agreements with Dr. Turley and Messrs. Abely and Haynes automatically terminate when the individual reaches age 60.
      Each of Drs. Anania and Turley and Mr. Abely have entered into a bonus agreement with us that provides for the payment of $546,000 in the case of Dr. Anania and $273,000 in the case of each of the other individuals, in the event of a change of control, provided that the individual is employed by us:

•	on the date of the closing of the change in control,

•	one month prior to our entering into an agreement for sale of our assets, a merger or consolidation or a sale of our share capital described below, provided that the individual is not terminated for gross misconduct prior to the closing of the change in control, or

•	one month prior to a change in the composition of our board of directors described below, provided that the individual is not terminated for gross misconduct prior to the closing of the change in control.
      A change of control is defined as:

•	a sale of all or substantially all of our assets,

•	a merger or consolidation of Bookham in which our voting securities outstanding immediately prior to the merger or consolidation no longer represent more than 50% of the total voting power of our voting securities or the voting securities of the surviving entity outstanding immediately following the merger or consolidation,

•	a sale, transfer or disposition of any part of our share capital to any person that results in that person, together with any other person acting in concert with that person, holding more that 50% of our issued share capital or

•	a change in the composition of our board of directors such that continuing directors (meaning directors serving on our board of directors on July 20, 2004 or who are nominated or elected after July 20, 2004 by at least a majority of the directors who were continuing directors at the time of such nomination or election) cease to be a majority of the members of our board of directors.

      We have entered into restricted stock agreements with Dr. Anania and Mr. Abely, pursuant to which Dr. Anania and Mr. Abely received 147,409 and 102,450 shares of restricted stock, respectively. The shares of restricted stock will vest in full on February 9, 2006, provided that:

•	the individual has been continuously employed by Bookham through that date,

•	on or before that date we have timely filed any report regarding internal controls required pursuant to Item 308 of Regulation S-K and

•	on that date Bookham does not have any material weakness that has not been remedied to the satisfaction of the audit committee of our board of directors and our registered public accounting firm.
      The shares of restricted stock will vest in full before February 9, 2006 if prior to that date the individual is terminated by us without cause or the individual leaves with good reason. In addition, the shares of restricted stock will vest in full before February 9, 2006 upon the consummation of a change of control of Bookham, provided that the individual has been continuously employed by us through that date.
      Under the restricted stock agreements, “cause” means any willful failure by the individual, which failure is not cured within 30 days of written notice to the individual from us, to perform his or her material responsibilities to us or willful misconduct by the individual which affects our business reputation. “Good reason” means any significant diminution in the individual’s title, authority or responsibilities or any reduction in the annual cash compensation payable to the individual. “Change of control” means:

•	a sale of all or substantially all of our assets,

•	a merger, consolidation, reorganization, recapitalization or share exchange involving Bookham with any corporation in which our voting securities outstanding immediately prior to the transaction no longer represent more than 50% of the total voting power of our voting securities or the voting securities of the surviving entity outstanding immediately following the transaction,

•	a sale, transfer or disposition of any shares of our stock to any person or group of persons that results in that person or persons holding more than 50% of our total voting securities or

•	a change in the composition of our board of directors such that continuing directors (meaning directors serving on our board of directors on February 9, 2005 or who are nominated or elected after February 9, 2005 by at least a majority of the directors who were continuing directors at the time of such nomination or election) cease to be a majority of the members of our board of directors.
      We have entered into retention bonus agreements with each of Dr. Anania and Mr. Abely providing for a retention bonus of £240,000 and $309,400, respectively. The retention bonuses are payable on the earlier of February 9, 2006, provided that the individual has been continuously employed by us through that date, or the individual being terminated by us without cause or leaving with good reason. If we undergo a change in control, the retention bonus agreements will terminate and no retention bonuses will be paid.
      We have also entered into a retention bonus agreement with Dr. Turley providing for a retention bonus of £57,400. The retention bonus is payable on the earlier of February 9, 2006, provided that Dr. Turley has been continuously employed by us through that date, or Dr. Turley being terminated by us without cause or leaving with good reason.
      For purposes of the retention bonus agreements, “cause,” “good reason” and “change of control” have the same meanings as set forth in the restricted stock awards described above.
Compensation Committee Interlocks and Insider Participation
      In the year ended July 2, 2005, our compensation committee (and prior to September 10, 2004, the compensation committee of Bookham Technology plc) consisted of Peter Bordui, Joseph Cook and W. Arthur Porter. During the year ended July 2, 2005, no executive officer of Bookham (and prior to September 10, 2004, no executive officer of Bookham Technology plc) served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity, whose executive officers served on our board of directors or compensation committee (and prior to September 10, 2004, the board of directors or compensation committee of Bookham Technology plc).
Certain Relationships and Related Transactions
      We are party to several agreements with Nortel Networks and its affiliates as a result of Bookham Technology plc’s acquisition of the optical components business of Nortel Networks in November 2002. According to an Amendment No. 5 to Schedule 13D filed by Nortel Networks Corporation with the SEC on December 7, 2004, as of December 2, 2004, Nortel Networks Corporation held 3,999,999 shares of our common stock, which represents approximately 11.8% of our outstanding shares of common stock as of August 25, 2005.

Relationship Deed
      The relationship deed provides, among other things, that

•	Nortel Networks will abstain from voting its shares for as long as it owns 5% or more of our issued and outstanding shares,

•	all transactions between us and Nortel Networks (or any of its group members) are made at arm’s length and on a normal commercial basis,

•	Nortel Networks will not exercise its voting rights to procure any variation to our certificate of incorporation that is contrary to anything contained in the relationship deed and

•	Nortel Networks will only be entitled to vote on any proposed stockholder resolution that would have the effect, if passed, of varying or suspending any rights attaching to shares of our common stock held by Nortel Networks or that would result in Nortel Networks’ rights becoming different from the rights of other stockholders.

Supply Agreement
      Our supply agreement with Nortel Networks Limited has been amended twice by an addendum, most recently in May 2005. Our obligations under the supply agreement are secured by certain collateral pursuant to security agreements with Nortel Networks, described in more detail below.
      Under the supply agreement, which expires in November 2006, Nortel Networks Limited is obligated to purchase a percentage of its optical components requirements from us until November 2005. Pursuant to the terms of the supply agreement, Nortel Networks Limited has also issued non-cancelable purchase orders for last-time buys of certain products and other non last-time buys products with a value that we estimate to be approximately $100 million, all of which are expected to be delivered to Nortel Networks over the next 12 months.
      The second addendum to the supply agreement provides for increased prices and adjustment in payment terms of certain of the products we ship to Nortel Networks Limited through March 31, 2006. These provisions will terminate automatically if we:

•	materially breach the terms of the supply agreement,

•	default under the terms of the promissory notes issued to Nortel Networks UK Limited, which are described below, and related agreements,

•	are subject to a change in control or

•	experience an insolvency event.
If any of these events occur, Nortel Networks Limited will have the right to cancel the purchase orders they have submitted to us.

      The supply agreement also requires us to grant a license for the assembly, test, post-processing and test intellectual property (but excluding wafer technology) of certain critical products to Nortel Networks and to any designated alternative supplier if at any time we:

•	have a cash balance of less than $25 million,

•	are unable to manufacture critical products for Nortel Networks Limited in any material respect for a continuous period of not less than six weeks or

•	are subject to an insolvency event, such as a petition or assignment in bankruptcy, appointment of a trustee, custodian or receiver, or enter into an arrangement for the general benefit of creditors.
      In addition, if our cash balance is less than $10 million or there is an insolvency event, Nortel Networks Limited has the right to buy all Nortel inventory we hold, and we will be obligated to grant a license to Nortel Networks Limited or any alternative supplier for the manufacture of all products covered by the first supply agreement addendum.
      The licensing and related obligations terminate on February 7, 2007, unless the license has been exercised, in which case the obligations would terminate 24 months from the date the license was exercised, provided that at that time, among other things, we have a cash balance of $25 million and are able to meet Nortel Networks’ demand for the subject products.
      If we fail to achieve certain designated delivery or performance requirements under the supply agreement, we must make prepayments to Nortel Networks UK Limited under the notes described below on a pro rata basis. These payments range in size from $500,000 to $2,000,000, depending upon the applicable deliverables, up to an aggregate maximum of $4,000,000.

Loan Notes
      In connection with our acquisition of the optical components business of Nortel Networks, we issued two promissory notes in an aggregate principal amount of $50 million. The $20 million note is payable in full on November 8, 2007 and bears interest at a rate of 4% per year. The $30 million note is payable in full on November 8, 2006 and bears interest at a rate of 9.75% per year, increasing to 10% on November 8, 2005. Our obligations under the notes are secured by certain collateral pursuant to security agreements with Nortel Networks, as described in more detail below. As of August 25, 2005, approximately $46.5 million aggregate principal amount was outstanding under the notes.
      The notes provide that, upon an event of default, Nortel Networks can declare all principal and interest payable under the notes immediately due and payable. Pursuant to the terms of the notes, an event of default includes:

•	failure to pay any interest or principal on the notes when due,

•	any event which results in the payment of any other debt in an amount in excess of $5 million in advance of the scheduled maturity date of that debt,

•	failure to maintain a cash balance of $25 million or greater beginning August 7, 2006,

•	a material default under notes or certain other agreements entered into in connection with the notes,

•	our becoming subject to a bankruptcy event,

•	failure to provide certain financial information to Nortel Networks within the timeframes set forth in the notes and

•	an event of default under the supply agreement.
      The notes must be repaid, in whole or part, at earlier times if certain events take place. In the event of an equity issue or equity-linked financing or a sale-leaseback or similar transaction involving collateral securing the notes located in Shenzhen, China, we will have to prepay the $20 million note with 20% of the net proceeds on the first $50 million raised and 40% of the amount by which net proceeds exceed $50 million and the $30 million note to the extent that the net proceeds exceed $100 million. Nortel Networks has waived these provisions through May 2, 2006 with respect to net proceeds up to $75 million in the aggregate, provided that we use the proceeds for working capital purposes in the ordinary course of business and provided that the waiver will terminate if an event of default has occurred and is continuing under the notes or if a change in control or bankruptcy event occurs. If we sell any of the collateral that secures the notes without the prior written consents of Nortel Networks, other than equipment with a value of up to $5 million in the aggregate, we will be required to prepay the notes to the extent of the net proceeds of that sale. If we experience a change in control, we are required to prepay the notes in full.

Security Agreements
      We and certain of our subsidiaries have entered into security agreements securing our obligations under the notes and the supply agreement. These obligations are secured by certain collateral, including the assets of the optical components business acquired from Nortel Networks (other than inventory, except as described below) and certain of our property, plant and equipment, as well as by Nortel Networks’ specific inventory and accounts receivable under the supply agreement and our real property located in Swindon, United Kingdom. However, we are permitted to sell the Swindon property provided that no event of default has occurred and is continuing under the notes and provided that we use the proceeds of such sale for working capital purposes in the ordinary course of business. We are also permitted to dispose of up to $5 million in equipment.
Corporate Governance
      Our board of directors believes that good corporate governance is important to ensure that Bookham is managed for the long-term benefit of stockholders. This section describes key corporate governance guidelines and practices that Bookham has adopted. Complete copies of the committee charters and code of conduct described below are available on our website at www.bookham.com. Alternatively, you can request a copy of any of these documents by writing to Bookham, Inc., 2584 Junction Avenue, San Jose, California 95134, Attention: Corporate Secretary.

Corporate Governance Guidelines
      Our board of directors has adopted corporate governance guidelines to assist the board in the exercise of its duties and responsibilities and to serve the best interests of Bookham and our stockholders. These guidelines, which provide a framework for the conduct of the board’s business, provide that:

•	the principal responsibility of the directors is to oversee the management of Bookham,

•	a majority of the members of the board shall be independent directors,

•	the independent directors meet regularly in executive session,

•	directors have full and free access to officers and employees of Bookham and, as necessary and appropriate, independent advisors,

•	new directors participate in an orientation program and all directors are expected to participate in continuing director education on an ongoing basis and

•	at least annually the board and its committees will conduct a self-evaluation to determine whether they are functioning effectively.

Board Determination of Independence
      Under applicable NASDAQ rules, a director of Bookham will only qualify as an “independent director” if, in the opinion of our board of directors, that person does not have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our board of directors has determined that none of Peter Bordui, Joseph Cook, Lori Holland, W. Arthur Porter or David Simpson has a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an “independent director” as defined under Rule 4200(a)(15) of the NASDAQ Stock Market, Inc. Marketplace Rules.

Director Attendance at Annual Meeting of Stockholders
      We do not have a written policy with respect to director attendance at annual meetings; however, we do encourage our directors to attend all of our meetings of stockholders. Six directors of Bookham Technology plc attended Bookham Technology plc’s 2004 annual general meeting of shareholders.

Board of Directors Meetings
      Our board of directors held 13 meetings, including by telephone conference, during fiscal 2005. The compensation committee of our board of directors held five meetings, including by telephone conference, during fiscal 2005. The audit committee of our board of directors held 13 meetings, including by telephone conference, during fiscal 2005. The nominating and corporate governance committee of our board of directors held three meetings during fiscal 2005. All directors attended at least 75% of the meetings of our board of directors and the committees on which they served, if any, during the period that they served on our board of directors or any such committees.

Board Committees
      Our board of directors has established three standing committees — audit, compensation, and nominating and corporate governance — each of which operates under a charter that has been approved by our board. Current copies of each committee’s charter are posted on the Governance section of our website, www.bookham.com. In addition, a copy of the audit committee charter, as in effect on the date of this proxy statement, is attached as Appendix A to this proxy statement.
      The members of the compensation committee of our board of directors are Mr. Cook, Dr. Bordui and Dr. Porter. The members of the audit committee of our board of directors are Dr. Porter, Ms. Holland and Dr. Bordui. The members of our nominating and corporate governance committee are Dr. Simpson, Mr. Cook and Dr. Bordui.
      Our board of directors has determined that all of the members of each of the board’s three standing committees are independent as defined under the rules of the NASDAQ Stock Market, including, in the case of all members of the audit committee, the independence requirements contemplated by Rule 10A-3 under the Exchange Act of 1934, as amended.
      Audit Committee. The audit committee’s responsibilities include:

•	appointing, approving the compensation of, and evaluating the independence of our registered public accounting firm,

•	overseeing the work of our registered public accounting firm, including through the receipt and consideration of certain reports from the firm,

•	reviewing and discussing with management and our registered public accounting firm our annual and quarterly financial statements and related disclosures,

•	monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics,

•	establishing procedures for the receipt and retention of accounting related complaints and concerns and

•	meeting independently with our internal auditing staff, registered public accounting firm and management.
      Our board of directors has determined that Lori Holland is an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K.

      Compensation Committee. The compensation committee’s responsibilities include:

•	reviewing and approving, or making recommendations to the board with respect to, the compensation of our chief executive officer and other executive officers,

•	making recommendations to the board with respect to incentive compensation and equity-based plans,

•	administering our incentive compensation and equity-based plans and

•	reviewing and making recommendations to the board with respect to director compensation.
      Nominating and Corporate Governance Committee. The nominating and corporate governance committee’s responsibilities include:

•	reviewing with the board the requisite skills and criteria for new board members and the composition of the board as a whole,

•	recommending to the board the persons to be nominated for election as directors and to each of the board’s committees,

•	developing and recommending to the board corporate governance guidelines,

•	overseeing the self-evaluation of the board and

•	overseeing an annual review by the board of succession planning.

Director Nomination Process
      The process followed by the nominating and corporate governance committee to identify and evaluate director candidates includes requests to board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the committee and the board.
      In considering whether to recommend any particular candidate for inclusion in the board’s slate of recommended director nominees, the nominating and corporate governance committee will apply the criteria attached to the committee’s charter. These criteria include the candidate’s integrity, business acumen, commitment to understanding our business and industry, experience, conflicts of interest and the ability to act in the interests of all stockholders. The committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the board to fulfill its responsibilities.
      Stockholders may recommend individuals to the nominating and corporate governance committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of our common stock for at least a year as of the date such recommendation is made, to our nominating and corporate governance committee, c/o Corporate Secretary, Bookham, Inc., 2584 Junction Avenue, San Jose, California 95134. Assuming that appropriate biographical and background material has been provided on a timely basis, the committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.
      Stockholders also have the right under our bylaws to directly nominate director candidates, without any action or recommendation on the part of the committee or the board, by following the procedures set forth under “Stockholder Proposals for 2006 Annual Meeting.”

Communicating with the Directors
      The board will give appropriate attention to written communications that are submitted by stockholders and will respond if and as appropriate. The chairman of the board is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the other directors as he or she considers appropriate.
      Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the chairman of the board considers to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications.
      Stockholders who wish to send communications on any topic to the board should address such communications to our board of directors c/o Corporate Secretary, Bookham, Inc., 2584 Junction Avenue, San Jose, California 95134.

Code of Business Conduct and Ethics
      We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We have posted a current copy of the code on our website, www.bookham.com. In addition, we intend to post on our website all disclosures that are required by law or NASDAQ stock market listing standards concerning any amendments to, or waivers from, any provision of the code.
Report of the Audit Committee of the Board of Directors
      The audit committee has reviewed Bookham’s audited financial statements for the fiscal year ended July 2, 2005 and has discussed these financial statements with Bookham’s management and registered public accounting firm.
      The audit committee has also received from, and discussed with Ernst & Young LLP, Bookham’s registered public accounting firm various communications that Bookham’s registered public accounting firm is required to provide to the audit committee, including the matters required to be discussed by Statement on Auditing Standards 61 (Communication with Audit Committees).
      Bookham’s registered public accounting firm also provided the audit committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The audit committee has discussed with the registered public accounting firm its independence from Bookham.
      Based on its discussions with management and the registered public accounting firm, and its review of the representations and information provided by management and the registered public accounting firm, the audit committee recommended to Bookham’s board of directors that the audited financial statements be included in Bookham’s annual report on Form 10-K for the year ended July 2, 2005.
      By the Audit Committee of the Board of Directors of Bookham, Inc.

W. Arthur Porter, Chairman
Peter F. Bordui
Lori Holland

Principal Accountant Fees and Services
      The following table summarizes the fees of Ernst & Young LLP, our registered public accounting firm, billed to us for the fiscal year ended December 31, 2003, the six-month period ended July 3, 2004, and the fiscal year ended July 2, 2005. For the fiscal year ended July 2, 2005, audit fees include an estimate of amounts not yet billed.

	Fiscal Year Ended	Six Months Ended	Fiscal Year Ended
	December 31,	July 3,	July 2,
Fee Category	2003	2004	2005

	(In thousands)
Audit Fees(1)	$983	$947	$2,568
Audit-Related Fees(2)	$1,747	$689	$269
Tax Fees(3)	$273	$56	$596
All Other Fees(4)	$—	$—	$—

Total Fees	$2,730	$1,692	$3,433

(1)	Audit fees consist of fees for the audit of our financial statements, the audit of our internal control over financial reporting, the review of the interim financial statements included in our quarterly reports on Form 10-Q, and other professional services provided in connection with statutory and regulatory filings or engagements.

(2)	Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit and the review of our financial statements and which are not reported under “Audit Fees.” These services primarily relate to due diligence related to mergers and acquisitions, accounting consultations and audits in connection with acquisitions, services in connection with the filing of registration statements with the SEC, and consultations concerning internal controls, financial accounting and reporting standards.

(3)	Tax fees consist of fees for tax compliance, tax advice and tax planning services, including advice on the utilization of tax loss carry-forwards in the fiscal year ended July 2, 2005.

(4)	In the fiscal year ended December 31, 2003, the six-month period ended July 3, 2004, and the fiscal year ended July 2, 2005, our auditors did not bill us for services other than for the audit fees, audit-related fees and tax fees referred to above.
Pre-Approval Policies and Procedures
      The audit committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our registered public accounting firm. This policy generally provides that we will not engage our registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the audit committee or the engagement is entered into pursuant to one of the pre-approval procedures described below.
      From time to time, the audit committee may pre-approve specified types of services that are expected to be provided to us by our registered public accounting firm during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.
      The audit committee has also delegated to each individual member of the audit committee the authority to approve any audit or non-audit services to be provided to us by our registered public accounting firm. Any approval of services by a member of the audit committee pursuant to this delegated authority is reported on at the next meeting of the audit committee.

PROPOSAL 2 — APPROVAL OF 2004 STOCK INCENTIVE PLAN
      On September 9, 2004, our board of directors adopted the 2004 stock incentive plan. Up to 4,000,000 shares of common stock (subject to adjustment in the event of stock splits and other similar events) may be issued pursuant to awards granted under the plan.
      As described in the cover letter from the Chairman enclosed with this proxy statement, we are seeking stockholder approval of the plan because in June 2005, we were advised by the staff of the NASDAQ Stock Market that in its judgment the stockholder approval we received in September 2004 was not sufficient to satisfy the stockholder approval requirements of NASDAQ Marketplace Rule 4350(i)(1)(A). As a company in a highly-competitive business sector, we rely heavily on equity-based compensation to attract, motivate and retain employees. Our board of directors believes that Bookham’s future success depends, in large part, upon our ability to maintain a competitive position in attracting, retaining and motivating key personnel.
      Our board of directors believes approval of the 2004 stock incentive plan and the authorization of 4,000,000 shares of common stock for issuance under the plan is in the best interests of Bookham and recommends a vote “FOR” the approval of the 2004 stock incentive plan.
Description of the 2004 Stock Incentive Plan
      The following is a summary of the 2004 stock incentive plan. The summary is qualified in its entirety be reference to the plan, a copy of which is attached as Appendix B to this proxy statement.

Types of Awards
      The plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended, which we refer to as the Code, non-statutory stock options, stock appreciation rights, restricted stock and other stock-based awards as described below, which we collectively refer to as awards. The maximum number of shares with respect to which awards other than options and SARs may be granted is 2,000,000.
      Incentive Stock Options and Non-statutory Stock Options. Optionees receive the right to purchase a specified number of shares of common stock at a specified option price and subject to other terms and conditions specified in connection with the option grant. Options may be granted at an exercise price equal to or greater than the fair market value of the common stock on the date of grant. Under present law, however, incentive stock options may not be granted to optionees holding more than 10% of the voting power of Bookham at an exercise price less than 110% of the fair market value of the common stock on the date of grant. Options may not be granted for a term in excess of ten years (incentive stock options granted to 10% owners covered by Sections 422(b)(6) and 424(d) may not be granted for a term in excess of five years). The plan permits the following forms of payment of the exercise price of options:

•	payment by cash or check,

•	subject to certain conditions, surrender shares of our common stock,

•	delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly sufficient funds to pay the exercise price and any required tax withholding,

•	delivery by the participant of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly cash or a check sufficient to pay the exercise price and any required tax withholding,

•	subject to certain conditions, delivery of a promissory note,

•	subject to certain conditions, any other lawful means or

•	any combination of these forms of payment.
      Director Options. The plan provides for the automatic grant of options to members of our board of directors who are not employees of Bookham or any of our subsidiaries. On the date of each annual meeting of stockholders, each non-employee director who is serving as a director both immediately before and immediately after the meeting will receive a non-statutory stock option to purchase 5,000 shares of common stock, subject to adjustment for changes in capitalization. The board retains the specific authority to from time to time increase or decrease the number of shares subject to options granted to non-employee directors under the plan. Options automatically granted to non-employee directors will

•	have an exercise price equal to the closing price on the day before the date of grant,

•	be exercisable in full at the time of grant,

•	expire on the earlier of ten years from the date of grant or one year following cessation of service on the board and

•	contain such other terms and conditions as our board of directors determines.
      Stock Appreciation Rights. A stock appreciation right, or SAR, is an award entitling the holder, upon exercise, to receive an amount in common stock or cash or a combination of common stock and cash determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of common stock. SARs may be granted independently of or in tandem with an option.
      Restricted Stock Awards. Restricted stock awards entitle recipients to acquire shares of common stock, subject to our right to repurchase all or part of those shares from the recipient in the event that the conditions specified in the applicable award are not satisfied prior to the end of the applicable restriction period established for the award.
      Other Stock-Based Awards. Under the plan, our board of directors has the right to grant other awards based upon our common stock having such terms and conditions as our board of directors may determine, including the grant of awards entitling recipients to receive shares of common stock to be delivered in the future.

Transferability of Awards
      Except as our board of directors may otherwise determine or provide in an award, awards may not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an incentive stock option, pursuant to a qualified domestic relations order. During the life of the participant, awards are exercisable only by the participant.

Eligibility to Receive Awards
      Employees, officers, directors, consultants and advisors of Bookham and our subsidiaries are eligible to be granted awards under the plan. Under present law, however, incentive stock options may only be granted to employees of Bookham and our subsidiaries.
      The maximum number of shares with respect to which awards may be granted to any participant under the plan may not exceed 1,000,000 shares per calendar year. For purposes of this limit, the combination of an option in tandem with SAR is treated as a single award.

Plan Benefits
      As of August 25, 2005, approximately 1,700 persons were eligible to receive awards under the plan, including our four executive officers and six non-employee directors. The granting of awards under the plan is discretionary, and we cannot now determine the number or type of awards to be granted in the future to any particular person or group, other than automatic grants to non-employee directors under the plan. Pursuant to the terms of the plan, on the date of each annual meeting of stockholders, each member of our board of directors who is not an employee of Bookham or any of its subsidiaries and who is serving as a director both immediately before and immediately after the meeting will automatically receive a non-statutory stock option to purchase 5,000 shares of common stock. See “Grants and Benefits under the 2004 Stock Incentive Plan to Certain Individuals” below for information on grants made previously under the plan.
      On August 25, 2005, the closing sale price of a share of our common stock as reported on the NASDAQ National Market was $4.61.

Administration
      The plan is administered by our compensation committee under authority delegated to it by our board of directors. The board of directors has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the plan. Pursuant to the terms of the plan, our board of directors may delegate authority under the plan to one or more committees or subcommittees of the board of directors. The board of directors has authorized the compensation committee to exercise all rights and functions of the board under the plan, including, without limitation, the authority to interpret the terms of the plan and to grant options and other awards under the plan. However, the board has not authorized the compensation committee to amend the terms of the plan.
      Subject to any applicable limitations contained in the plan, our board of directors, the compensation committee, or any other committee to whom the board of directors delegates authority, as the case may be, selects the recipients of awards and determines:

•	the number of shares of common stock covered by options and the dates upon which the options become exercisable,

•	the exercise price of options (which may not be less than 100% of fair market value of our common stock on the date of grant),

•	the duration of options (which may not exceed 10 years) and

•	the number of shares of common stock subject to any SAR, restricted stock award or other stock-based awards and the terms and conditions of those awards, including conditions for repurchase, issue price and repurchase price.
      The board of directors is required to make appropriate adjustments in connection with the plan and any outstanding awards to reflect stock splits, stock dividends, recapitalizations, spin-offs and other similar changes in capitalization. The plan also contains provisions addressing the consequences of any reorganization event, which is defined as

•	any merger or consolidation of Bookham with or into another entity as a result of which all of our common stock is converted into or exchanged for the right to receive cash, securities or other property, or is cancelled,

•	any exchange of all of our common stock for cash, securities or other property pursuant to a share exchange transaction or

•	any liquidation or dissolution of Bookham.
In connection with a reorganization event, the board of directors will take any one or more of the following actions as to all or any outstanding awards on such terms as our board determines:

•	provide that awards will be assumed, or substantially equivalent awards will be substituted, by the acquiring or succeeding corporation (or an affiliate of the acquiring or succeeding corporation),

•	upon written notice, provide that all unexercised options or other unexercised awards will become exercisable in full and will terminate immediately prior to the reorganization event unless exercised within a specified period following the date of the notice,

•	provide that outstanding awards will become realizable or deliverable, or restrictions applicable to an award will lapse, in whole or in part prior to or upon the reorganization event,

•	in the event of a reorganization event under the terms of which holders of common stock will receive a cash payment for each share surrendered in the reorganization event, which we refer to as the acquisition price, make or provide for a cash payment to a participant equal to (a) the acquisition price times the number of shares of common stock subject to the participant’s awards (to the extent the exercise price does not exceed the acquisition price) minus (b) the aggregate exercise price of all the participant’s outstanding awards, in exchange for the termination of those awards,

•	provide that, in connection with a liquidation or dissolution of Bookham, awards will convert into the right to receive liquidation proceeds (if applicable, net of the exercise price of those awards) and

•	any combination of the above.
      Upon a reorganization event that is not a liquidation or dissolution, our repurchase and other rights under each outstanding restricted stock award will inure to the benefit of our successor and will apply to the cash, securities or other property which our common stock was converted into or exchanged for in the reorganization event in the same manner and to the same extent as they applied to the common stock subject to the restricted stock award. Upon a reorganization event involving the liquidation or dissolution of Bookham, except to the extent provided in the instrument evidencing any restricted stock award or any other agreement between us and a participant, all restrictions and conditions on all outstanding restricted stock awards will automatically be deemed terminated or satisfied.
      The board of directors may at any time provide that any award will become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.
      If any award expires or is terminated, surrendered, canceled or forfeited, the unused shares of common stock covered by the award will again be available for grant under the plan, subject, however, in the case of incentive stock options, to any limitations under the Code.

Substitute Options
      In connection with a merger or consolidation of an entity with Bookham or the acquisition by Bookham of property or stock of an entity, our board of directors may grant options in substitution for any options or other stock or stock-based awards granted by that entity or an affiliate of that entity. Substitute options may be granted on terms our board deems appropriate in the circumstances, notwithstanding any limitations on options contained in the plan.

Provisions for Foreign Participants
      Our board of directors may modify awards granted to participants who are foreign nationals or employed outside the United States or establish subplans or procedures under the plan to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters. Our board of directors has adopted a subplan for grants of awards under the plan to individuals in the United Kingdom. The subplan, which relates only to options, establishes additional limitations on the number of shares of common stock underlying options that may be granted to participants, the exercise price of options and method of payment of the exercise price and eligibility for exercise of options. The subplan also provides that options granted under the subplan will become fully exercisable and terminate upon a reorganization event or such later date following the reorganization event as may be specified in a written notice from our board of directors.

Amendment or Termination
      No award may be made under the plan after September 8, 2014, but awards previously granted may extend beyond that date. Our board of directors may at any time amend, suspend or terminate the plan or any portion of the plan. However, to the extent determined by the board, no amendment requiring stockholder approval under any applicable legal, regulatory or listing requirement will become effective until stockholder approval is obtained. No award will be made that is conditioned upon stockholder approval of any amendment to the plan.

Consequence if Stockholder Approval is Not Obtained
      If our stockholders do not approve the plan, we will not grant any further awards under the plan. In such event, the board of directors will consider whether to adopt alternative arrangements based on its assessment of Bookham’s needs. In addition, we will be required to undertake to cancel the restricted stock grants and rescind all option grants previously made under the plan, which would affect employee morale and could trigger employee claims, and may be required to seek alternative forms of equity incentives or other incentive compensation or, if we decline to do the foregoing, may face delisting from the NASDAQ Stock Market.
Federal Income Tax Consequences
      The following is a summary of the United States federal income tax consequences that generally will arise with respect to awards granted under the plan. This summary is based on the federal tax laws in effect as of the date of this proxy statement. In addition, this summary assumes that all awards are exempt from, or comply with, the rules under Section 409A of the Code regarding nonqualified deferred compensation. Changes to these laws could alter the tax consequences described below.

Incentive Stock Options
      A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by Bookham or any corporate parent or 50% or more-owned corporate subsidiary of Bookham at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under “Non-statutory Stock Options.” The exercise of an incentive stock option may subject the participant to the alternative minimum tax.
      A participant will have income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Non-statutory Stock Options
      A participant will not have income upon the grant of a non-statutory stock option. A participant will have compensation income upon the exercise of a non-statutory stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

Stock Appreciation Rights
      A participant will not have income upon the grant of a stock appreciation right. A participant generally will recognize compensation income upon the exercise of an SAR equal to the amount of the cash and the fair market value of any stock received. Upon the sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the SAR was exercised. This capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Awards
      A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely 83(b) election is made, then a participant will have compensation income equal to the value of the stock less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make an 83(b) election, then when the stock vests the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Other Stock-Based Awards
      The tax consequences associated with any other stock-based award granted under the plan will vary depending on the specific terms of the award. Among the relevant factors are whether or not the award has a readily ascertainable fair market value, whether or not the award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the award and the participant’s holding period and tax basis for the award or underlying common stock.

Tax Consequences to Bookham
      There will be no tax consequences to Bookham except that we will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Code.
Grants and Benefits under the 2004 Stock Incentive Plan to Certain Individuals
      Prior to receiving notification from NASDAQ that in NASDAQ’s judgment the stockholder approval received in September 2004 was not sufficient to satisfy the stockholder approval requirements of NASDAQ Marketplace Rule 4350(i)(1)(A), we had granted awards for an aggregate of 2,095,837 shares of common stock under the plan. These awards consisted of options to purchase 1,845,978 shares of common stock, of which 1,473,910 remain outstanding, the remainder having been cancelled in connection with employee terminations, and 249,859 shares of restricted stock, none of which have become vested. The options granted under the plan have exercise prices ranging from $2.06 to $6.73, have a ten-year term (other than option grants to employees resident in Switzerland, which have a ten-and-a-half-year term) and typically vest 25% on the one-year anniversary of the grant date, with the remaining 75% vesting in equal monthly installments over the next three years. We have granted options to executive officers for an aggregate of 150,000 shares of our common stock that vest as to 50% when we achieve cash flow break-even, which is defined as the point when we generate earnings before interest, taxes, depreciation and amortization (excluding one-time items) that are greater than zero in any fiscal quarter, and 50% when we achieve profitability, which is defined as the point at which we generate a profit before interest and taxes (excluding one-time items) that is greater than zero in any fiscal quarter. If we obtain stockholder approval of our 2004 stock incentive plan at the annual meeting, the shares of restricted stock will vest in full on February 9, 2006, provided that:

•	the individual has been continuously employed by Bookham through that date,

•	on or before that date we have timely filed any report regarding internal controls required pursuant to Item 308 of Regulation S-K and

•	on that date Bookham does not have any material weakness that has not been remedied to the satisfaction of the audit committee of our board of directors and our registered public accounting firm.

The shares of restricted stock will vest in full before February 9, 2006 if prior to that date the individual is terminated by us without cause or the individual leaves with good reason. In addition, the shares of restricted stock will vest in full before February 9, 2006 upon the consummation of a change of control of Bookham, provided that the individual has been continuously employed by us through that date.
      The following is information as of July 31, 2005 with respect to awards granted under the plan. In addition to these outstanding awards, if stockholders approve the plan, pursuant to the terms of the plan, on the date of each annual meeting of stockholders, including the 2005 annual meeting of stockholders, each member of our board of directors who is not an employee of Bookham or any of its subsidiaries and who is serving as a director both immediately before and immediately after the meeting will automatically receive a non-statutory stock option to purchase 5,000 shares of common stock. Pursuant to the terms of the plan, unless the board of directors otherwise determines, similar grants will be made on the date of each subsequent annual meeting of stockholders.
NEW PLAN BENEFITS

	2004 Stock Incentive Plan

	Number of Shares of	Number of Shares of
	Common Stock	Common Stock
	Underlying Option	Subject to Restricted
Name and Position	Grants	Stock Awards

Giorgio Anania	120,000	147,409
President and Chief Executive Officer, Director Nominee
Liam Nagle(1)	—	—
President and Chief Operating Officer
Stephen Abely	—	102,450
Chief Financial Officer
Stephen Turley	30,000	—
Chief Commercial Officer
Michael Scott(2)	16,000	—
Chief Technology Officer
Jim Haynes(3)	14,000	—
Chief Operating Officer and Acting Chief Technology Officer
All current executive officers as a group	164,000	249,859
Joseph Cook	—	—
Director Nominee
W. Arthur Porter	—	—
Director Nominee
All current directors who are not executive officers as a group	—	—
All employees, including all current officers who are not executive officers, as a group	1,457,910	249,859

(1)	Mr. Nagle resigned as president and chief operating officer effective March 2005.

(2)	Dr. Scott retired as chief technology officer in June 2005.

(3)	Mr. Haynes became an executive officer of Bookham in March 2005.

PROPOSAL 3 — APPROVAL OF 2004 EMPLOYEE STOCK PURCHASE PLAN
      On September 9, 2004, our board of directors adopted the 2004 employee stock purchase plan. Up to 500,000 shares of common stock (subject to adjustment in the event of stock splits and other similar events) may be issued under the plan.
      The purpose of the 2004 employee stock purchase plan is to provide eligible employees of Bookham and certain of our subsidiaries with opportunities to purchase shares of our common stock. Our board of directors believes that the plan is an important factor in attracting, motivating and retaining qualified personnel essential to our success.
      The plan permits eligible employees to purchase common stock at a discount from fair market value through payroll deductions. The plan is intended to qualify under Section 423 of the Code.
      As described in the cover letter from the Chairman enclosed with this proxy statement, we are seeking stockholder approval of the plan because, in June 2005, we were advised by the staff of the NASDAQ Stock Market that in its judgment the stockholder approval we received in September 2004 was not sufficient to satisfy the stockholder approval requirements of NASDAQ Marketplace Rule 4350(i)(1)(A). Our board of directors believes that Bookham’s future success depends, in large part, upon our ability to maintain a competitive position in attracting, retaining and motivating key personnel. If the 2004 employee stock purchase plan is not approved, we may have difficulty in attracting, retaining and motivating such personnel.
      Our board of directors believes approval of the 2004 employee stock purchase plan and the authorization of 500,000 shares of common stock for issuance under the plan is in the best interests of Bookham and recommends a vote “FOR” the approval of the 2004 employee stock purchase plan.
Summary of the 2004 Employee Stock Purchase Plan
      The following is a brief summary of the 2004 employee stock purchase plan. The following summary is qualified in its entirety by reference to the plan, a copy of which is attached to the electronic copy of this proxy statement filed with the SEC and may be accessed from the SEC’s Internet home page (www.sec.gov). In addition, a copy of the plan can be obtained from our corporate secretary.

Administration
      The plan may be administered by our board of directors or a committee of the board of directors. Our board of directors or its committee has authority to make rules and regulations for the administration of the plan and its interpretation. Decisions of the board of directors or the committee with regard to administering and interpreting the plan will be final and conclusive. The board of directors has authorized the compensation committee to exercise all rights and functions of the board under the plan. However, the board of directors has not authorized the compensation committee to amend the terms of the plan.

Eligibility; Limitations
      The plan provides that all employees are eligible to participate if

•	they are customarily employed by Bookham or any designated subsidiary of Bookham for more than 20 hours per week and for more than five months in a calendar year,

•	they have been employed by Bookham or a designated subsidiary of Bookham for at least six months prior to enrolling in the plan and

•	they are employees of Bookham or a designated subsidiary of Bookham on the first day of the applicable plan period.
As of August 25, 2005, approximately 500 employees were eligible to participate in the plan.

      No employee will be granted an option under the plan if the employee, immediately after the option is granted, owns 5% or more of the total combined voting power or value of the stock of Bookham or any subsidiary of Bookham.

Offering Periods
      We will make one or more offerings to employees to purchase stock under the plan. Offerings will begin each January 1 and July 1, or the first business day thereafter. Each offering will last for a six month period during which payroll deductions will be made and held for the purchase of shares of our common stock at the end of the offering period. Our board of directors or its committee may, at its discretion, choose a different offering period of 12 months or less for subsequent offerings.
      Method. On the first day of each offering period, we will grant each eligible employee participating in the plan an option to purchase on the last business day of the offering period, at the option price described below, the largest number of whole shares of common stock as does not exceed the number of shares determined by multiplying $2,083 by the number of full months in the offering period and dividing the result by the closing price of a share of our common stock on the first day of the offering period. However, no employee will be granted an option which permits his rights to purchase common stock under the plan and any other employee stock purchase plan (as defined in Section 423(b) of the Code) of Bookham and its subsidiaries, to accrue at a rate which exceeds $25,000 of the fair market value of our common stock, determined at the first day of the offering period, for each calendar year in which the option is outstanding at any time.
      An eligible employee may participate in an offering under the plan by completing and forwarding a payroll deduction authorization form to the employee’s appropriate payroll office at least ten days prior to the beginning of the offering period. The form will authorize a regular payroll deduction from the employee’s compensation received during the offering period. Unless an employee files a new form or withdraws from the plan, his or her deductions and purchases will continue at the same rate for future offerings under the plan as long as the plan remains in effect.
      We will maintain payroll deduction accounts for all employees participating in the plan. An employee may authorize a payroll deduction in any dollar amount up to a maximum of 15% of the compensation he or she receives during the offering period or any shorter period during which deductions from payroll are made. The minimum payroll deduction will be a percentage of compensation as may be established from time to time by our board or its committee. Interest will not be paid on any employee accounts, except to the extent that our board of directors or its committee, in its sole discretion, elects to credit employee accounts with interest at a per annum rate it may from time to time determine.
      An employee may decrease or discontinue his or her payroll deduction once during any offering period, by filing a new payroll deduction authorization form. However, an employee may not increase his or her payroll deduction during an offering period. If an employee elects to discontinue his or her payroll deductions during an offering period but does not elect to withdraw his or her funds, funds deducted prior to the election to discontinue will be applied to the purchase of common stock on the last business day of the offering period.
      Any balance remaining in an employee’s payroll deduction account at the end of an offering period will be automatically refunded to the employee, except that any balance which is less than the purchase price of one share of our common stock will be carried forward into the employee’s payroll deduction account for the following offering, unless the employee elects not to participate in the following offering, in which case the balance in the employee’s account will be refunded.
      Purchase Price. The purchase price for each share purchased under the plan will be 85% of the closing price of a share of our common stock on the first business day of the offering period or the last business day of the offering period, whichever is less. If no sales of common stock were made on such a day, the price of the common stock will be the reported price for the next preceding day on which sales were made. On August 25, 2005, the closing sale price of a share of our common stock as reported on the NASDAQ National Market was $4.61.

      Withdrawal. Any time prior to the close of business on the last business day in an offering period and for any reason, an employee may permanently withdraw the balance accumulated in his or her account and thereby withdraw from participation in an offering. Partial withdrawals are not permitted. The employee may not begin participation again during the remainder of the offering period. The employee may participate in any subsequent offering under the plan in accordance with terms and conditions established by our board of directors or its committee.
      Retirement, Death or Termination of Employment. In the event of a participating employee’s termination of employment prior to the last business day of an offering period, no payroll deduction will be taken from any pay due and owing to an employee and the balance in the employee’s account will be paid to the employee or, in the event of the employee’s death, to a beneficiary previously designated in writing by the employee, or in the absence of a designated beneficiary, to the executor or administrator of the employee’s estate, or if, to our knowledge, no executor or administrator has been appointed, to such other person or persons as we may, in our discretion, designate. If, prior to the last business day of the offering period, the designated subsidiary of Bookham by which an employee is employed ceases to be a subsidiary of Bookham or if the employee is transferred to a subsidiary of Bookham that is not a designated subsidiary, the employee will be deemed to have terminated employment for the purposes of the plan.
      Nontransferability. Rights under the plan are not transferable other than by will or the laws of descent and distribution and are exercisable during an employee’s lifetime only by the employee.

Adjustment upon Changes in Capitalization; Corporate Transactions
      If we subdivide the outstanding shares of our common stock or pay a dividend in shares of our common stock, the number of shares under the plan and the limitation on the number of shares that may be offered to a participant in an offering period will be increased proportionately, and our board of directors or its committee will make any other adjustments it deems equitable. In the event of any other change affecting our common stock, our board of directors or its committee will make adjustments it deems equitable to give proper effect to the event.
      If we merge, consolidate or undertake a share exchange transaction with another corporation and the holders of our capital stock immediately prior to the transaction continue to hold at least 80% by voting power of the capital stock of the surviving corporation, holders of options under the plan will be entitled to receive at the end of the offering period, for each share of our common stock, the securities or property which a holder of one share of our common stock was entitled to receive in the transaction.
      If we merge, consolidate or undertake a share exchange transaction with another corporation after which the holders of our capital stock immediately prior to the transaction do not continue to hold at least 80% by voting power of the capital stock of the surviving corporation, or if we sell all or substantially all of our assets,

•	subject to the two provisions below, after the effective date of the transaction, holders of options under the plan will be entitled to receive at the end of the offering period, in lieu of shares of common stock, the shares of stock or other securities received by the holders of our common stock in the transaction,

•	all outstanding options under the plan may be cancelled by our board of directors or its committee as of a date prior to the effective date of the transaction and all payroll deductions will be paid out to participating employees or

•	all outstanding options under the plan may be cancelled by our board of directors or its committee as of the effective date of the transaction, provided that notice of the cancellation will be given to each holder of an option, and each holder of an option will have the right to exercise the option in full based on payroll deductions then credited to his account as of a date determined by our board of directors or its committee, which date will not be less than ten days preceding the effective date of the transaction.

Plan Benefits
      As of August 25, 2005, approximately 500 persons were eligible to receive awards under the plan, including our four executive officers. The granting of awards under the plan is discretionary, and we cannot now determine the number or type of awards to be granted in the future to any particular person or group.

Amendment and Termination of the Plan
      Our board of directors may at any time amend or terminate the plan. We will obtain stockholder approval of any amendment to the plan as is necessary to comply with Section 423 of the Code. In addition, no amendment may be made to the plan which would cause the plan to fail to comply with Section 423 of the Code. Upon termination of the plan, all amounts in the accounts of participating employees will be promptly refunded.

Consequence if Stockholder Approval is Not Obtained
      If our stockholders do not approve the plan, our employees will not be able to purchase shares of our common stock under the plan. In such event, the board of directors will consider whether to adopt alternative arrangements based on its assessment of Bookham’s needs.
Federal Income Tax Consequences
      The following generally summarizes the United States federal income tax consequences that will arise with respect to participation in the plan and with respect to the sale of common stock acquired under the plan. This summary is based on the tax laws in effect as of the date of this proxy statement. Changes to these laws could alter the tax consequences described below.

Tax Consequences to Participants
      A participant will not have income upon enrolling in the plan or upon purchasing stock at the end of an offering.
      A participant may have both compensation income and a capital gain or loss upon the sale of stock that was acquired under the plan. The amount of each type of income and loss will depend on when the participant sells the stock.
      If the participant sells the stock more than two years after the commencement of the offering during which the stock was purchased and more than one year after the date that the participant purchased the stock, at a profit (the sales proceeds exceed the purchase price), then the participant will have compensation income equal to the lesser of:

•	15% of the value of the stock on the day the offering commenced; and

•	the participant’s profit.
Any excess profit will be long-term capital gain. If the participant sells the stock at a loss (if sales proceeds are less than the purchase price) after satisfying these waiting periods, then the loss will be a long-term capital loss.
      If the participant sells the stock prior to satisfying these waiting periods, then he or she will have engaged in a disqualifying disposition. Upon a disqualifying disposition, the participant will have compensation income equal to the value of the stock on the day he or she purchased the stock less the purchase price. The participant also will have a capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day he or she purchased the stock. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

Tax Consequences to Bookham
      There will be no tax consequences to Bookham except that we will be entitled to a deduction when a participant has compensation income upon a disqualifying disposition. Any such deduction will be subject to the limitations of Section 162(m) of the Code.
PROPOSAL 4 — APPROVAL OF 2004 SHARESAVE SCHEME
      On September 9, 2004, our board of directors adopted the 2004 sharesave scheme. Up to 500,000 shares of common stock (subject to adjustment in the event of stock splits and other similar events) may be issued under the scheme.
      The purpose of the 2004 sharesave scheme is to provide eligible UK officers and employees of Bookham and certain of our subsidiaries with opportunities to purchase shares of our common stock. The scheme, with approval of our board of directors, may be used in relation to non-UK officers and employees, but we do not currently anticipate doing so. The scheme permits eligible employees to purchase common stock at a discount, of a maximum of 20%, from fair market value through payroll deductions. Our board of directors believes that the scheme is an important factor in attracting, motivating and retaining qualified personnel essential to our success.
      As described in the cover letter from the Chairman enclosed with this proxy statement, we are seeking stockholder approval of the scheme because in June 2005, we were advised by the staff of the NASDAQ Stock Market that in its judgment the stockholder approval we received in September 2004 was not sufficient to satisfy the stockholder approval requirements of NASDAQ Marketplace Rule 4350(i)(1)(A). Our board of directors believes that Bookham’s future success depends, in large part, upon our ability to maintain a competitive position in attracting, retaining and motivating key personnel. If the 2004 sharesave scheme is not approved, we may have difficulty in attracting, retaining and motivating such personnel.
      Our board of directors believes approval of the 2004 sharesave scheme and the authorization of 500,000 shares of common stock for issuance under the scheme is in the best interests of Bookham and our stockholders and recommends a vote “FOR” the approval of the 2004 sharesave scheme.
Summary of the 2004 Sharesave Scheme
      The following is a brief summary of the 2004 sharesave scheme. The following summary is qualified in its entirety by reference to the scheme, a copy of which is attached to the electronic copy of this proxy statement filed with the SEC and may be accessed from the SEC’s Internet home page (www.sec.gov). In addition, a copy of the plan can be obtained from our corporate secretary.

Administration
      The board of directors has authorized the compensation committee to exercise all rights and functions of the board under the scheme. However, our board of directors has not authorized the compensation committee to amend the terms of the scheme. The decision of our board in any dispute relating to an option or the due exercise of an option or any other matter in respect of the scheme will be final and conclusive.

Eligible Employees
      An employee will be eligible to participate in the scheme if the employee is nominated by our board as eligible to participate in the scheme or if the employee:

•	is an officer who is required to work at least 25 hours per week, excluding meal breaks, or is an employee of Bookham, of a company under our control, of a subsidiary of ours, of any other company which is a jointly owned company, as that term is defined in the scheme, or of any company designated as a participating company by our board,

•	has earnings from the office or employment described above that are, or would be if there were any, general earnings subject to section 15 or 21 of the United Kingdom Income Tax (Earnings and Pensions) Act 2003, which we refer to as the Act, and

•	who has been an employee or officer at all times during a period, if any, determined by our board, which will not be more than five years preceding the date the board accepts applications for options under the scheme.
      Notwithstanding the above, no option may be granted to a person who is precluded from participating in the scheme by virtue of having a material interest as described in paragraph 11 of Schedule 3 to the Act.

Invitation for Applications for Options
      Our board of directors may at its discretion, at any time and by any method it considers appropriate, invite eligible employees to apply for a right to acquire shares of our common stock under the scheme.
      The invitation will include details of:

•	eligibility,

•	the option exercise price per share,

•	the maximum contribution payable,

•	how we will determine the number of shares of common stock that may be purchased under any individual option, including whether repayment under the savings contract (as that term is defined in the scheme) will include a seven-year bonus, a five-year bonus or a three-year bonus or not include a bonus and

•	the date on which the invitation period expires.
The invitation may also include the aggregate maximum number of shares of our common stock for which options will be granted during the invitation period.

Application for Options
      Applications for options under the scheme will be in the form determined by our board of directors. Each application must state:

•	the monthly contributions to be paid by the applicant under the applicable savings contract, which amount must be a multiple of £1 and not less than the minimum amount specified by our board, which may not be greater than £10 or such other amount specified in paragraph 25(3)(b) of Schedule 3 to the Act,

•	that the monthly contributions, taken together with any other monthly contributions the applicant makes under any other savings contract, will not exceed the lesser of £250 per month or any other maximum monthly contribution permitted pursuant to paragraph 25 of Schedule 3 to the Act or any maximum monthly contribution determined from time to time by our board,

•	whether the applicant elects for the repayment under the savings contract to include a seven-year bonus or a three- or five-year bonus, or to not include a bonus and

•	that if applications exceed the number of shares that have been allocated by the board for issuance during the invitation period, the application will be modified or withdrawn in accordance with the steps described in “Scaling Down” below.
      In addition, each application must include a proposal for a savings contract, which must be limited to a building society, bank or European financial institution designated by our board.

      Each application will be deemed to be for an option over the largest whole number of shares of our common stock which can be acquired at the relevant option price based on the repayment under the savings contract applicable to the option.

Exercise Price
      The option exercise price is determined by our board of directors and may not be manifestly less than 80 percent of the closing price of our common stock on the NASDAQ National Market on the date immediately preceding the date on which our board of directors invites applications for options, or such other date as may be agreed in writing by the United Kingdom HM Revenue & Customs. The option exercise price is subject to adjustments in the event of changes in our capital structure as described below under “Adjustments.” On August 25, 2005, the closing sale price of a share of our common stock as reported on the NASDAQ National Market was $4.61.

Scaling Down
      If applications exceed the maximum number of shares for which applications for options were invited or the number of shares of common stock in respect of which options may be granted under the scheme, our board of directors will scale down applications until the number of shares of common stock available equals or exceeds the total number of shares of common stock applied for using any or all of the methods described in (a) — (f) below in the order and combinations as our board of directors in its absolute discretion may determine, except that provisions (d) and (e) may not be implemented before (a), (b) or (c):

(a) by treating any elections for the seven-year bonus as elections for the five-year bonus,

(b) by reducing the proposed monthly contributions pro rata to an amount determined by Bookham, which will not be less than the minimum monthly contribution permitted under the savings contract,

(c) by treating each election for a bonus as an election for no bonus,

(d) by treating an application for a five-year savings contract as an application for a three-year savings contract and

(e) by selecting by lot.
Our board of directors may modify or apply these provisions in any manner with the prior consent of the United Kingdom HM Revenue & Customs.
      If the number of shares of common stock available for options under the scheme is insufficient to enable an option based on monthly contributions of £5 a month to be granted to each eligible employee making a valid application, our board of directors may, as an alternative to selecting by lot, determine in its absolute discretion that no options will be granted under the scheme.
      If, as a result of applying the scaling down provisions of the scheme, options cannot be granted within 30 days of the day prior to the date the board invites applications for the applicable invitation period, our board may extend that period by 12 days.

Grant of Options
      No option will be granted to any person under the scheme if at the date of grant that person has ceased to be an eligible employee.
      Subject to the 12-day extension described above, within 30 days of the day prior to the date the board invites applications for the applicable invitation period, our board may, subject to any scaling down, grant to each eligible employee who has submitted a valid application, an option in respect of the number of shares of our common stock for which application has been made. Eligible employees who have been granted options under the scheme are sometimes referred to as participants.

      Our board will issue to each participant an option certificate in a form consistent with the provisions of the scheme. Each certificate will specify the date of grant of the option, the number and class of shares for which the option is granted, the exercise price and, where the participant may elect under the savings contract for a repayment of that contract in either a five-or seven-year bonus, the bonus date chosen by the participant, and, in any other case, the earliest date on which a bonus is payable under the savings contract.
      Except as otherwise provided in the scheme, every option will be personal to the participant to whom it is granted and will not be transferable.

Rights of Exercise and Lapse of Options
      Except as provided below or as described in “Takeover and Liquidation,” and in connection with leavers, an option may not be exercised prior to the bonus date under the savings contract entered into in connection with the option and, except as provided below, an option may not be exercised later than six months after the bonus date under the savings contract entered into in connection with the option.
      An option may only be exercised by a participant while he or she is eligible to participate in the scheme.
      If a participant dies while holding an option under the scheme, the option must be exercised by the personal representatives of a deceased participant:

•	within twelve months after the participant’s death if the participant dies before the bonus date or

•	within twelve months after the bonus date if the participant dies within six months after the bonus date.
Options not exercised in the applicable time period will lapse.
      A participant must exercise his or her option within six months of ceasing to hold the office or employment by virtue of which he or she is an eligible employee due to:

•	injury, disability, redundancy within the meaning of the United Kingdom Employment Rights Act 1996, or retirement on reaching the age of 60 or any other age at which the participant is bound to retire in accordance with the terms of his or her contract of employment,

•	his or her office or employment being in a company of which Bookham has ceased to have control or

•	the transfer of his or her contract of employment which relates to a business or part of a business to a person who is neither a company of which Bookham has control or an associated company of Bookham within the meaning of paragraph 47 of Schedule 3 to the Act.
Any option not exercised in the applicable time period will lapse.
      A participant must exercise his or her option within six months of the bonus date if he or she is an eligible employee with a company which is:

•	an associated company of Bookham under paragraph 47 of Schedule 3 to the Act, or

•	a company over which Bookham has control.
An option not exercised in the above time period will lapse.
      An option may be exercised by a participant within six months following the date the participant reaches the age of 60 if the participant continues after that date to hold the office or employment by virtue of which he or she is eligible to participate in the scheme.
      Except as set forth above, an option will cease to be exercisable:

•	six months after the bonus date under the savings contract entered into in connection with the option,

•	if any person becomes bound or entitled to acquire shares of our common stock under sections 428 to 430F (inclusive) of the Companies Act 1985 or the non-UK equivalent, when that person ceases to be so bound or entitled, unless the option is cancelled in consideration of the grant of a new option,

•	if, under section 425 of the Companies Act 1985 or the non-UK equivalent, the court sanctions a compromise or arrangement proposed for the purposes of, or in connection with, a scheme for the reconstruction of Bookham or its amalgamation with any other company or companies, six months of the court sanctioning the compromise or arrangement, unless the option is cancelled in consideration of the grant of a new option,

•	if a resolution for our voluntary winding-up is passed, two months from the date of the passing of the resolution, unless the option is released in consideration of the grant of a new option,

•	if there is the passing of an effective resolution, or the making of an order by the court, for our winding-up, two months following the resolution or order,

•	if the participant is deprived, other than on death, of the legal or beneficial ownership of the option by operation of law, or does anything or omits to do anything which causes the participant to be so deprived or to become bankrupt and

•	if, before the option is exercisable, the participant gives notice that he intends to stop paying monthly contributions, or is deemed under the terms of the savings contract to have given such notice, or makes an application for repayment of the monthly contributions.

Takeover, Reconstruction and Amalgamation and Liquidation
      If any person obtains control of Bookham as a result of making an offer to acquire shares of our common stock, an option under the scheme may be exercised within six months of the time when the person making the offer has obtained control of Bookham and any condition subject to which the offer is made has been satisfied or waived.
      If any person becomes bound or entitled to acquire shares of our common stock under the sections 428 to 430F (inclusive) of the Companies Act 1985 or the non-UK equivalent, an option may be exercised at any time when that person remains so bound or entitled.
      If, under section 425 of the Companies Act 1985 or the non-UK equivalent, the court sanctions a compromise or arrangement proposed for the purposes of, or in connection with, a scheme for the reconstruction of Bookham or its amalgamation with any other company or companies, an option may be exercised within six months of the court sanctioning the compromise or arrangement.
      If a resolution for the voluntary winding-up of Bookham is passed, an option may be exercised within two months from the date of the passing of the resolution.
      If any company obtains control of Bookham as a result of making a general offer to acquire all of our outstanding common stock, or in pursuance of a compromise or arrangement sanctioned by the court under the section 425 of the Companies Act 1985 or the non-UK equivalent or becomes bound or entitled to acquire shares of our common stock under the sections 428 to 430F (inclusive) of the Companies Act 1985 or the non-UK equivalent, a participant may at any time within the appropriate period, by agreement with the acquiring company, release any option granted under the scheme which has not lapsed in consideration of the grant to him of an option which is equivalent to the old option but relates to shares of a different company.
      “Appropriate period” means:

•	where control of Bookham is obtained as a result of a general offer to acquire all of our outstanding common stock, the period of six months beginning with the time when the acquiring company obtains control and any condition subject to which the offer is made is met,

•	where control of Bookham is obtained as a result of a compromise or arrangement sanctioned by the court under the section 425 of the Companies Act 1985 or the non-UK equivalent, the period of six months beginning with the time when the court sanctions the compromise or arrangement and

•	where control of Bookham is obtained as a result of a company becoming bound or entitled to acquire shares of our common stock under the sections 428 to 430F (inclusive) of the Companies Act 1985 or the non-UK equivalent, the period during which the acquiring company remains bound or entitled to acquire shares of our common stock.

Adjustments
      In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares or other similar change in capitalization or event, or any distribution to holders of shares of our common stock other than an ordinary cash dividend (in all cases provided that such events fall within paragraph 28(3) of Schedule 3 to the Act), the number and description of securities available under the scheme and the number and description of securities and exercise price per share of each outstanding option will be appropriately adjusted to the extent determined by our board of directors, subject to prior approval of the United Kingdom HM Revenue & Customs.

Plan Benefits
      As of August 25, 2005, approximately 770 persons were eligible to receive awards under the scheme, including three of our executive officers. The granting of awards under the scheme is discretionary, and we cannot now determine the number or type of awards to be granted in the future to any particular person or group.

Amendment and Termination
      Our board may at any time alter or add to all or any of the provisions of the scheme in any respect. However, if an alteration or addition to a provision which is necessary to meet the requirements of Schedule 3 to the Act is made at a time when the scheme is approved by the United Kingdom Inland Revenue under Schedule 3 to the Act, the alteration or addition will not be effective until it has been approved by the United Kingdom Inland Revenue.
      No alteration or addition will be made which would terminate or adversely affect the subsisting rights of a participant unless it is made with the participant’s consent.
      The scheme will terminate upon the tenth anniversary of its adoption or at any earlier time by the passing of a resolution by the board. Termination of the scheme will be without prejudice to the subsisting rights of participants in the scheme.

Consequence if Stockholder Approval is Not Obtained
      If our stockholders do not approve the scheme, our UK employees will not be able to purchase shares of our common stock under the scheme. In such event, the board of directors will consider whether to adopt alternative arrangements based on its assessment of Bookham’s needs.
United Kingdom Tax Consequences
      The following generally summarizes the United Kingdom tax consequences that arise with respect to participation in the scheme and with respect to the sale of common stock acquired under the scheme. This summary is based on the tax laws in effect as of the date of this proxy statement. Changes to these laws could alter the tax consequences described below. This summary is also based on the assumption that participants will exercise the options granted to them under the scheme at least 3 years after such options have been granted. Exercising such options before the date that falls 3 years after such options have been granted could alter the tax consequences described below.

Tax Consequences to Participants
      A participant will not have income upon the grant of any option pursuant to the scheme or upon purchasing stock on the exercise of any option following the applicable bonus date.

      Any return on a participant’s savings is usually tax free.
      A participant may have a capital gain (or loss) upon the sale of stock that was acquired pursuant to the scheme. The participant’s capital gain (or loss) will be calculated by deducting the participant’s base cost of the stock from the sale proceeds. The participant’s base cost will be the amount that the participant paid to purchase the stock. Depending upon the participant’s personal circumstances, the participant’s capital gain may be reduced by various tax reliefs.

Tax Consequences to Bookham
      There will be no tax consequences to Bookham.
PROPOSAL 5 — AMENDMENT TO 2004 STOCK INCENTIVE PLAN
      On September 8, 2005, our board of directors resolved that, subject to stockholder approval of the plan and this amendment, the 2004 stock incentive plan be amended to increase the number of shares of common stock reserved for issuance under the plan from 4,000,000 to 9,000,000 and to increase the maximum number of shares of common stock with respect to which awards other than options and SARs may be granted under the plan from 2,000,000 to 7,000,000.
      As a company in a highly-competitive business sector, we rely heavily on equity-based compensation to attract, motivate and retain employees. Our board of directors believes that Bookham’s future success depends, in large part, upon our ability to maintain a competitive position in attracting, retaining and motivating key personnel. Accordingly, our board of directors believes approval of the amendment to the 2004 stock incentive plan and the authorization of an additional 5,000,000 shares of common stock for issuance under the plan is in the best interests of Bookham and recommends a vote “FOR” approval of the plan amendment.
Description of the 2004 Stock Incentive Plan
      A summary of the 2004 stock incentive plan is included in “Proposal 2 — Approval on 2004 Stock Incentive Plan — Description of the 2004 Stock Incentive Plan” and is incorporated herein by reference. The summary is qualified in its entirety be reference to the plan, a copy of which is attached to as Appendix B to this proxy statement. A copy of the amendment to the plan is attached as Appendix C to this proxy statement. Under the plan amendment, the number of shares of common stock reserved for issuance under the plan will increase from 4,000,000 to 9,000,000 and the maximum number of shares of common stock with respect to which awards other than options and SARs may be granted under the plan will increase from 2,000,000 to 7,000,000.
Federal Income Tax Consequence
      A summary of the United States federal income tax consequences that generally will arise with respect to awards granted under the plan is included in “Proposal 2 — Approval on 2004 Stock Incentive Plan — Federal Income Tax Consequences” and is incorporated herein by reference.
Grants and Benefits under the 2004 Stock Incentive Plan to Certain Individuals
      A summary of equity awards made under the plan is included in “Proposal 2 — Approval on 2004 Stock Incentive Plan — Grants and Benefits under the 2004 Stock Incentive Plan to Certain Individuals” and is incorporated herein by reference.
PROPOSAL 6 — RATIFICATION OF THE SELECTION OF REGISTERED PUBLIC ACCOUNTING FIRM
      The audit committee of our board of directors has selected Ernst & Young LLP as our registered public accounting firm for the current fiscal year, subject to ratification by our stockholders at the annual meeting. If our stockholders do not ratify the selection of Ernst & Young LLP, our audit committee will reconsider the matter. A representative of Ernst & Young LLP, which served as our registered public accounting firm for fiscal 2005, is expected to be present at the annual meeting to respond to appropriate questions and to make a statement if he or she so desires. Even if the selection of Ernst & Young LLP is ratified, our audit committee may, in its discretion, select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interest of Bookham and its stockholders.
STOCKHOLDER PROPOSALS FOR 2006 ANNUAL MEETING
      If a stockholder intends to submit a proposal for inclusion in the proxy statement and proxy card for our 2006 annual meeting, the stockholder must follow the procedures outlined in Rule 14a-8 under the Securities Exchange Act of 1934, as amended. We must receive any proposals intended for inclusion in the proxy statement at our principal executive offices, Bookham, Inc., 2584 Junction Avenue, San Jose, California 95134, Attention: Corporate Secretary, no later than May 23, 2006.
      If a stockholder wishes to present a proposal at the 2006 annual meeting, but does not wish to have the proposal considered for inclusion in our proxy statement and proxy card, the stockholder must also give written notice to us at the address noted above. Our bylaws specify the information that must be included in any such notice, including a brief description of the proposal and the name of the stockholder proposing such business. We must receive this notice at least 90 days, but not more than 120 days, prior to October 26, 2006. However, if the 2006 annual meeting is scheduled to be held prior to October 6, 2006 or after December 25, 2006, the notice must be received no earlier than the 120th day prior to the 2006 annual meeting and no later than the close of business on the later of (1) the 90th day prior to the 2006 annual meeting and (2) the 10th day following the date on which notice of the date of the meeting was mailed or public disclosure was made, whichever occurs first. If the stockholder fails to provide timely notice of a proposal to be presented at the 2006 annual meeting, the chairman of the meeting may exclude the proposal from being brought before the meeting and the proxies designated by our board of directors will have discretionary authority to vote on such proposal should it be allowed to come before the meeting.
HOUSEHOLDING OF PROXY STATEMENT
      Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement or annual report may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of our annual report and/or proxy statement to you if you call or write us at the following address or phone number: Bookham, Inc., 2584 Junction Avenue, San Jose, California 95134, Attention: Corporate Secretary, (408) 383-1400. If you would like to receive separate copies of the annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and phone number.
OTHER MATTERS
      Our board of directors knows of no other business that will be presented for consideration at the annual meeting other than that described above. Under our bylaws, the deadline for stockholders to notify us of any proposals or director nominations to be presented at the annual meeting has passed. However, if any other business should come before the annual meeting, it is the intention of the persons named in the enclosed proxy to vote, or otherwise act, in accordance with their best judgment on such matters.
      We will bear the costs of soliciting proxies. In addition to solicitations by mail, our directors, officers and regular employees may, without additional remuneration, solicit proxies by telephone, telegraph, facsimile and personal interviews. We will also request brokerage houses, custodians, nominees and fiduciaries to forward copies of the proxy material to those persons for whom they hold shares and request instructions for voting the proxies. We will reimburse brokerage houses and other persons for their reasonable expenses in connection with this distribution.
      We have retained The Altman Group to assist in the solicitation of proxies by mail, telephone or other electronic means, or in person, for a fee of approximately $8,100 plus expenses relating to the solicitation.
We encourage you to attend the annual meeting in person. However, in order to make sure that you are represented at the annual meeting, we urge you to complete, sign and return the enclosed proxy card as promptly as possible in the enclosed postage-prepaid envelope. Stockholders who attend the meeting may vote their stock personally even though they have sent in their proxies.

By order of the Board of Directors,

/s/ Peter F. Bordui

Peter F. Bordui
Chairman of the Board of Directors
September 20, 2005
San Jose, California

Appendix A
BOOKHAM, INC.
AUDIT COMMITTEE CHARTER

A.	Purpose
      The purpose of the Audit Committee is to assist the Board of Directors’ oversight of the Company’s accounting and financial reporting processes and the audits of the Company’s financial statements.

B.	Structure and Membership
      1. Number. Except as otherwise permitted by the applicable NASDAQ rules, the Audit Committee shall consist of at least three members of the Board of Directors.
      2. Independence. Except as otherwise permitted by the applicable NASDAQ rules, each member of the Audit Committee shall be independent as defined by NASDAQ rules, meet the criteria for independence set forth in Rule 10A-3(b)(1) under the Exchange Act (subject to the exemptions provided in Rule 10A-3(c)), and not have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years.
      3. Financial Literacy. Each member of the Audit Committee must be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement, and cash flow statement, at the time of his or her appointment to the Audit Committee. In addition, at least one member must have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. Unless otherwise determined by the Board of Directors (in which case disclosure of such determination shall be made in the Company’s annual report filed with the Securities and Exchange Commission (the “SEC”)), at least one member of the Audit Committee shall be an “audit committee financial expert” (as defined by applicable SEC rules).
      4. Chair. Unless the Board of Directors elects a Chair of the Audit Committee, the Audit Committee shall elect a Chair by majority vote.
      5. Compensation. The compensation of Audit Committee members shall be as determined by the Board of Directors. No member of the Audit Committee may receive, directly or indirectly, any consulting, advisory or other compensatory fee from the Company or any of its subsidiaries, other than fees paid in his or her capacity as a member of the Board of Directors or a committee of the Board of Directors.
      6. Selection and Removal. Members of the Audit Committee shall be appointed by the Board of Directors, upon the recommendation of the Nominating and Corporate Governance Committee. The Board of Directors may remove members of the Audit Committee from such committee, with or without cause.

C.	Authority and Responsibilities

General
      The Audit Committee shall discharge its responsibilities, and shall assess the information provided by the Company’s management and the independent auditor, in accordance with its business judgment. Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company. The independent auditors are responsible for auditing the Company’s financial statements and for reviewing the Company’s unaudited interim financial statements. The authority and responsibilities set forth in this Charter do not reflect or create any duty or obligation of the Audit Committee to plan or conduct any audit, to determine or certify that the Company’s financial statements are complete, accurate, fairly presented, or in accordance with generally accepted accounting principles or applicable law, or to guarantee the independent auditor’s report.

Oversight of Independent Auditors
      1. Selection. The Audit Committee shall be solely and directly responsible for appointing, evaluating, retaining and, when necessary, terminating the engagement of the independent auditor. The Audit Committee may, in its discretion, seek stockholder ratification of the independent auditor it appoints.
      2. Independence. The Audit Committee shall take, or recommend that the full Board of Directors take, appropriate action to oversee the independence of the independent auditor. In connection with this responsibility, the Audit Committee shall obtain and review a formal written statement from the independent auditor describing all relationships between the auditor and the Company, including the disclosures required by Independence Standards Board Standard No. 1. The Audit Committee shall actively engage in dialogue with the auditor concerning any disclosed relationships or services that might impact the objectivity and independence of the auditor.
      3. Compensation. The Audit Committee shall have sole and direct responsibility for setting the compensation of the independent auditor. The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the compensation of the independent auditor established by the Audit Committee.
      4. Preapproval of Services. The Audit Committee shall preapprove all audit services to be provided to the Company, whether provided by the principal auditor or other firms, and all other services (review, attest and non-audit) to be provided to the Company by the independent auditor; provided, however, that de minimis non-audit services may instead be approved in accordance with applicable SEC rules.
      5. Oversight. The independent auditor shall report directly to the Audit Committee, and the Audit Committee shall have sole and direct responsibility for overseeing the work of the independent auditor, including resolution of disagreements between Company management and the independent auditor regarding financial reporting. In connection with its oversight role, the Audit Committee shall, from time to time as appropriate, receive and consider the reports required to be made by the independent auditor regarding:

•	critical accounting policies and practices;

•	alternative treatments within generally accepted accounting principles for policies and practices related to material items that have been discussed with Company management, including ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and

•	other material written communications between the independent auditor and Company management.

Audited Financial Statements
      6. Review and Discussion. The Audit Committee shall review and discuss with the Company’s management and independent auditor the Company’s audited financial statements, including the matters about which Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU §380) requires discussion.
      7. Recommendation to Board Regarding Financial Statements. The Audit Committee shall consider whether it will recommend to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K.
      8. Audit Committee Report. The Audit Committee shall prepare an annual committee report for inclusion where necessary in the proxy or information statement of the Company relating to its annual meeting of security holders.

Review of Other Financial Disclosures
      9. Independent Auditor Review of Interim Financial Statements. The Audit Committee shall direct the independent auditor to use its best efforts to perform all reviews of interim financial information prior to disclosure by the Company of such information and to discuss promptly with the Audit Committee and the Chief Financial Officer any matters identified in connection with the auditor’s review of interim financial information which are required to be discussed by applicable auditing standards. The Audit Committee shall direct management to advise the Audit Committee in the event that the Company proposes to disclose interim financial information prior to completion of the independent auditor’s review of interim financial information.

Controls and Procedures
      10. Oversight. The Audit Committee shall coordinate the Board of Directors’ oversight of the Company’s internal control over financial reporting, disclosure controls and procedures and code of conduct. The Audit Committee shall receive and review the reports of the Chief Executive Officer and Chief Financial Officer required by Rule 13a-14 of the Securities Exchange Act of 1934, as amended.
      11. Procedures for Complaints. The Audit Committee shall establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.
      12. Related-Party Transactions. The Audit Committee shall review all “related party transactions” (defined as transactions required to be disclosed pursuant to Item 404 of Regulation S-K promulgated under the Securities Act of 1933, as amended) on an ongoing basis, and all such transactions must be approved by the Audit Committee.
      13. Additional Powers. The Audit Committee shall have such other duties as may be delegated from time to time by the Board of Directors.

D.	Procedures and Administration
      1. Meetings. The Audit Committee shall meet as often as it deems necessary in order to perform its responsibilities. The Audit Committee may also act by unanimous written consent in lieu of a meeting. The Audit Committee shall periodically meet separately with: (i) the independent auditor; (ii) Company management and (iii) the Company’s internal auditors. The Audit Committee shall keep such records of its meetings as it shall deem appropriate.
      2. Subcommittees. The Audit Committee may form and delegate authority to one or more subcommittees (including a subcommittee consisting of a single member), as it deems appropriate from time to time under the circumstances. Any decision of a subcommittee to preapprove audit, review, attest or non-audit services shall be presented to the full Audit Committee at its next scheduled meeting.
      3. Reports to Board. The Audit Committee shall report regularly to the Board of Directors.
      4. Charter. At least annually, the Audit Committee shall review and reassess the adequacy of this Charter and recommend any proposed changes to the Board of Directors for approval.
      5. Independent Advisors. The Audit Committee is authorized, without further action by the Board of Directors, to engage such independent legal, accounting and other advisors as it deems necessary or appropriate to carry out its responsibilities. Such independent advisors may be the regular advisors to the Company. The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the compensation of such advisors as established by the Audit Committee.
      6. Investigations. The Audit Committee shall have the authority to conduct or authorize investigations into any matters within the scope of its responsibilities as it shall deem appropriate, including the authority to request any officer, employee or advisor of the Company to meet with the Audit Committee or any advisors engaged by the Audit Committee.
      7. Funding. The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

Appendix B
BOOKHAM, INC.
2004 STOCK INCENTIVE PLAN

1.	Purpose
      The purpose of this 2004 Stock Incentive Plan (the “Plan”) of Bookham, Inc. a Delaware corporation (the “Company”), is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who are expected to make important contributions to the Company and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to align their interests with those of the Company’s stockholders. Except where the context otherwise requires, the term “Company” shall include any of the Bookham, Inc.’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”) and any other business venture (including, without limitation, joint venture or limited liability company) in which Bookham, Inc. has a controlling interest, as determined by the Board of Directors of the Company (the “Board”).

2.	Eligibility
      All of the Company’s employees, officers, directors, consultants and advisors are eligible to receive options, stock appreciation rights, restricted stock and other stock-based awards (each, an “Award”) under the Plan. Each person who receives an Award under the Plan is deemed a “Participant”.

3.	Administration and Delegation
      (a) Administration by Board of Directors. The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board’s sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.
      (b) Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”). All references in the Plan to the “Board” shall mean the Board or a Committee of the Board or the officers referred to in Section 3(c) to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee or officers.
      (c) Delegation to Officers. To the extent permitted by applicable law, the Board may delegate to one or more officers of the Company the power to grant Awards to employees or officers of the Company or any of its present or future subsidiary corporations and to exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the terms of the Awards to be granted by such officers (including the exercise price of such Awards, which may include a formula by which the exercise price will be determined) and the maximum number of shares subject to Awards that the officers may grant; provided further, however, that no officer shall be authorized to grant Awards to any “executive officer” of the Company (as defined by Rule 3b-7 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or to any “officer” of the Company (as defined by Rule 16a-1 under the Exchange Act).

4.	Stock Available for Awards
      (a) Number of Shares. Subject to adjustment under Section 10, Awards may be made under the Plan for up to 4,000,000 shares of common stock, $.01 par value per share, of the Company (the “Common Stock”). If any Award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan. Further, shares of Common Stock tendered to the Company by a Participant to exercise an Award shall be added to the number of shares of Common Stock available for the grant of Awards under the Plan. However, in the case of Incentive Stock Options (as hereinafter defined), the foregoing provisions shall be subject to any limitations under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.
      (b) Sub-limits. Subject to adjustment under Section 10, the following sub-limits on the number of shares subject to Awards shall apply:

(1) Section 162(m) Per-Participant Limit. The maximum number of shares of Common Stock with respect to which Awards may be granted to any Participant under the Plan shall be 1,000,000 per calendar year. For purposes of the foregoing limit, the combination of an Option in tandem with an SAR (as each is hereafter defined) shall be treated as a single Award. The per-Participant limit described in this Section 4(b)(1) shall be construed and applied consistently with Section 162(m) of the Code or any successor provision thereto, and the regulations thereunder (“Section 162(m)”).

(2) Limit on Awards other than Options and SARS. The maximum number of shares with respect to which Awards other than Options and SARs may be granted shall be one-half of the number of shares of Common Stock covered by this Plan.

5.	Stock Options
      (a) General. The Board may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option which is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a “Nonstatutory Stock Option”.
      (b) Incentive Stock Options. An Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall only be granted to employees of Bookham, Inc., any of Bookham, Inc.’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code, and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option or for any action taken by the Board pursuant to Section 11(f), including without limitation the conversion of an Incentive Stock Option to a Nonstatutory Stock Option.
      (c) Exercise Price. The Board shall establish the exercise price of each Option and specify such exercise price in the applicable option agreement; provided, however, that the exercise price shall not be less than 100% of the Fair Market Value (as defined below) at the time that the Option is granted.
      (d) Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement; provided, however, that no Option will be granted for a term in excess of 10 years.
      (e) Exercise of Option. Options may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised. Shares of Common Stock subject to the Option will be delivered by the Company following exercise either as soon as practicable or, subject to such conditions as the Board shall specify, on a deferred basis (with the Company’s obligation to be evidenced by an instrument providing for future delivery of the deferred shares at the time or times specified by the Board).
      (f) Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

(1) in cash or by check, payable to the order of the Company;

(2) except as the Board may otherwise provide in an option agreement, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

(3) when the Common Stock is registered under the Securities Exchange Act of 1934 (the “Exchange Act”), by delivery of shares of Common Stock owned by the Participant valued at their fair market value as determined by (or in a manner approved by) the Board (“Fair Market Value”), provided (i) such method of payment is then permitted under applicable law, (ii) such Common Stock, if acquired directly from the Company, was owned by the Participant for such minimum period of time, if any, as may be established by the Board in its discretion and (iii) such Common Stock is not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;

(4) to the extent permitted by applicable law and by the Board, by (i) delivery of a promissory note of the Participant to the Company on terms determined by the Board, or (ii) payment of such other lawful consideration as the Board may determine; or

(5) by any combination of the above permitted forms of payment.
      (g) Substitute Options. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Options in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Options may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Options contained in the other sections of this Section 5 or in Section 2.

6.	Director Options
      (a) Annual Grant. On the date of each annual meeting of stockholders of the Company, the Company shall grant to each member of the Board of Directors of the Company who is both serving as a director of the Company immediately prior to and immediately following such annual meeting and who is not then an employee of the Company or any of its subsidiaries, a Nonstatutory Stock Option to purchase 5,000 shares of Common Stock (subject to adjustment under Section 10).
      (b) Terms of Director Options. Options granted under this Section 6 shall (i) have an exercise price equal to the closing sale price (for the primary trading session) of the Common Stock on The Nasdaq Stock Market or the national securities exchange on which the Common Stock is then traded on the trading date immediately prior to the date of grant (and if the Common Stock is not then traded on The Nasdaq Stock Market or a national securities exchange, the fair market value of the Common Stock on such date as determined by the Board), (ii) be immediately exercisable at the time of grant, (iii) expire on the earlier of 10 years from the date of grant or one year following cessation of service on the Board and (iv) contain such other terms and conditions as the Board shall determine.
      (c) Board Discretion. Notwithstanding anything herein to the contrary, the Board retains the specific authority to from time to time (i) increase or decrease the number of shares subject to options granted under Section 6(a), (ii) to make additional grants of Nonstatutory Stock Options to members of the Board who are not employees of the Company or any subsidiary of the Company; and (iii) provide conditions or limitations (such as vesting limitations) applicable to the exercise of options granted under this Section 6.

7.	Stock Appreciation Rights
      (a) General. A Stock Appreciation Right, or SAR, is an Award entitling the holder, upon exercise, to receive an amount in cash or Common Stock or a combination thereof (such form to be determined by the Board) determined in whole or in part by reference to appreciation, from and after the date of grant, in the fair market value of a share of Common Stock. SARs may be based solely on appreciation in the fair market value of Common Stock or on a comparison of such appreciation with some other measure of market growth such as (but not limited to) appreciation in a recognized market index. The date as of which such appreciation or other measure is determined shall be the exercise date unless another date is specified by the Board in the SAR Award.
      (b) Grants. Stock Appreciation Rights may be granted in tandem with, or independently of, Options granted under the Plan.

(1) Tandem Award. When Stock Appreciation Rights are expressly granted in tandem with Options, (i) the Stock Appreciation Right will be exercisable only at such time or times, and to the extent, that the related Option is exercisable (except to the extent designated by the Board in connection with a Reorganization Event) and will be exercisable in accordance with the procedure required for exercise of the related Option; (ii) the Stock Appreciation Right will terminate and no longer be exercisable upon the termination or exercise of the related Option, except to the extent designated by the Board in connection with a Reorganization Event and except that a Stock Appreciation Right granted with respect to less than the full number of shares covered by an Option will not be reduced until the number of shares as to which the related Option has been exercised or has terminated exceeds the number of shares not covered by the Stock Appreciation Right; (iii) the Option will terminate and no longer be exercisable upon the exercise of the related Stock Appreciation Right; and (iv) the Stock Appreciation Right will be transferable only with the related Option.

(2) Independent SARs. A Stock Appreciation Right not expressly granted in tandem with an Option will become exercisable at such time or times, and on such conditions, as the Board may specify in the SAR Award.
      (c) Exercise. Stock Appreciation Rights may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board, together with any other documents required by the Board.

8.	Restricted Stock
      (a) General. The Board may grant Awards entitling recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award (each, a “Restricted Stock Award”).
      (b) Terms and Conditions. The Board shall determine the terms and conditions of a Restricted Stock Award, including the conditions for repurchase (or forfeiture) and the issue price, if any.
      (c) Stock Certificates. Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death (the “Designated Beneficiary”). In the absence of an effective designation by a Participant, “Designated Beneficiary” shall mean the Participant’s estate.
      (d) Deferred Delivery of Shares. The Board may, at the time any Restricted Stock Award is granted, provide that, at the time Common Stock would otherwise be delivered pursuant to the Award, the Participant shall instead receive an instrument evidencing the right to future delivery of Common Stock at such time or times, and on such conditions, as the Board shall specify. The Board may at any time accelerate the time at which delivery of all or any part of the Common Stock shall take place. The Board may also permit an exchange of unvested shares of Common Stock that have already been delivered to a Participant for an instrument evidencing the right to future delivery of Common Stock at such time or times, and on such conditions, as the Board shall specify.

9.	Other Stock-Based Awards
      Other Awards of shares of Common Stock, and other Awards that are valued in whole or in part by reference to, or are otherwise based on, shares of Common Stock or other property, may be granted hereunder to Participants (“Other Stock Unit Awards”), including without limitation Awards entitling recipients to receive shares of Common Stock to be delivered in the future. Such Other Stock Unit Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock Unit Awards may be paid in shares of Common Stock or cash, as the Board shall determine. Subject to the provisions of the Plan, the Board shall determine the conditions of each Other Stock Unit Awards, including any purchase price applicable thereto. At the time any Award is granted, the Board may provide that, at the time Common Stock would otherwise be delivered pursuant to the Award, the Participant will instead receive an instrument evidencing the Participant’s right to future delivery of the Common Stock.

10.	Adjustments for Changes in Common Stock and Certain Other Events
      (a) Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under this Plan, (ii) the sub-limits set forth in Section 4(b), (iii) the number and class of securities and exercise price per share of each outstanding Option and each Option issuable under Section 6, (iv) the share-and per-share related provisions of each Stock Appreciation Right, (v) the repurchase price per share subject to each outstanding Restricted Stock Award and (vi) the share- and per-share-related provisions of each outstanding Other Stock Unit Award, shall be appropriately adjusted by the Company (or substituted Awards may be made, if applicable) to the extent determined by the Board.
      (b) Reorganization Events.

(1) Definition. A “Reorganization Event” shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled (b) any exchange of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange transaction or (c) any liquidation or dissolution of the Company.

(2) Consequences of a Reorganization Event on Awards Other than Restricted Stock Awards. In connection with a Reorganization Event, the Board shall take any one or more of the following actions as to all or any outstanding Awards on such terms as the Board determines: (i) provide that Awards shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to a Participant, provide that the Participant’s unexercised Options or other unexercised Awards shall become exercisable in full and will terminate immediately prior to the consummation of such Reorganization Event unless exercised by the Participant within a specified period following the date of such notice, (iii) provide that outstanding Awards shall become realizable or deliverable, or restrictions applicable to an Award shall lapse, in whole or in part prior to or upon such Reorganization Event, (iv) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), make or provide for a cash payment to a Participant equal to (A) the Acquisition Price times the number of shares of Common Stock subject to the Participant’s Options or other Awards (to the extent the exercise price does not exceed the Acquisition Price) minus (B) the aggregate exercise price of all such outstanding Options or other Awards, in exchange for the termination of such Options or other Awards, (v) provide that, in connection with a liquidation or dissolution of the Company, Awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise price thereof) and (vi) any combination of the foregoing.

For purposes of clause (i) above, an Option shall be considered assumed if, following consummation of the Reorganization Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in fair market value to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

To the extent all or any portion of an Option becomes exercisable solely as a result of clause (ii) above, the Board may provide that upon exercise of such Option the Participant shall receive shares subject to a right of repurchase by the Company or its successor at the Option exercise price; such repurchase right (x) shall lapse at the same rate as the Option would have become exercisable under its terms and (y) shall not apply to any shares subject to the Option that were exercisable under its terms without regard to clause (ii) above.

(3) Consequences of a Reorganization Event on Restricted Stock Awards. Upon the occurrence of a Reorganization Event other than a liquidation or dissolution of the Company, the repurchase and other rights of the Company under each outstanding Restricted Stock Award shall inure to the benefit of the Company’s successor and shall apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to the Common Stock subject to such Restricted Stock Award. Upon the occurrence of a Reorganization Event involving the liquidation or dissolution of the Company, except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock Award or any other agreement between a Participant and the Company, all restrictions and conditions on all Restricted Stock Awards then outstanding shall automatically be deemed terminated or satisfied.

11.	General Provisions Applicable to Awards
      (a) Transferability of Awards. Except as the Board may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an Incentive Stock Option, pursuant to a qualified domestic relations order, and, during the life of the Participant, shall be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.
      (b) Documentation. Each Award shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

      (c) Board Discretion. Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.
      (d) Termination of Status. The Board shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or Designated Beneficiary, may exercise rights under the Award.
      (e) Withholding. Each Participant shall pay to the Company, or make provision satisfactory to the Company for payment of, any taxes required by law to be withheld in connection with an Award to such Participant. Except as the Board may otherwise provide in an Award, for so long as the Common Stock is registered under the Exchange Act, Participants may satisfy such tax obligations in whole or in part by delivery of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value; provided, however, except as otherwise provided by the Board, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). Shares surrendered to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.
      (f) Amendment of Award. The Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant’s consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.
      (g) Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.
      (h) Acceleration. The Board may at any time provide that any Award shall become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

12.	Miscellaneous
      (a) No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.
      (b) No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares. Notwithstanding the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to such Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.
      (c) Effective Date and Term of Plan. The Plan shall become effective on the date on which it is adopted by the Board, but no Award may be granted unless and until the Plan has been approved by the Company’s stockholders. No Awards shall be granted under the Plan after the completion of 10 years from the earlier of (i) the date on which the Plan was adopted by the Board or (ii) the date the Plan was approved by the Company’s stockholders, but Awards previously granted may extend beyond that date.
      (d) Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time; provided that, to the extent determined by the Board, no amendment requiring stockholder approval under any applicable legal, regulatory or listing requirement shall become effective until such stockholder approval is obtained. No Award shall be made that is conditioned upon stockholder approval of any amendment to the Plan.
      (e) Provisions for Foreign Participants. The Board may modify Awards or Options granted to Participants who are foreign nationals or employed outside the United States or establish subplans or procedures under the Plan to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefits or other matters.
      (f) Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law.

Appendix C
BOOKHAM, INC.
Amendment No. 1 to
2004 Stock Incentive Plan
      The 2004 Stock Incentive Plan of Bookham, Inc., pursuant to Section 12(d) thereof, is hereby amended as follows:
      Section 4(a) is hereby amended by deleting the first sentence thereof and inserting the following new first sentence to read in its entirety as follows:
      “Subject to adjustment under Section 10, Awards may be made under the Plan for up to 9,000,000 shares of common stock, $.01 par value per share, of the Company (the “Common Stock”).”
      Section 4(b)(2) is hereby amended by deleting such section and inserting the following new section to read in its entirety as follows:

“(2) Limit on Awards other than Options and SARS. The maximum number of shares with respect to which Awards other than Options and SARs may be granted shall be 7,000,000.”
      Approved by the Board of Directors on September 8, 2005.
      Approved by the Stockholders on                     .

C-1

Appendix D
BOOKHAM, INC.
2004 EMPLOYEE STOCK PURCHASE PLAN
September 10, 2004
      The purpose of this Plan is to provide eligible employees of Bookham, Inc. (the “Company”) and certain of its subsidiaries with opportunities to purchase shares of the Company’s common stock, $.01 par value (the “Common Stock”), commencing on January 1, 2005. Five Hundred Thousand (500,000) shares of Common Stock in the aggregate have been approved for this purpose. This Plan is intended to qualify as an “employee stock purchase plan” as defined in Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations promulgated thereunder, and shall be interpreted consistent therewith.
      1. Administration. The Plan will be administered by the Company’s Board of Directors (the “Board”) or by a Committee appointed by the Board (the “Committee”). The Board or the Committee has authority to make rules and regulations for the administration of the Plan and its interpretation and decisions with regard thereto shall be final and conclusive.
      2. Eligibility. All employees of the Company, including Directors who are employees, and all employees of any subsidiary of the Company (as defined in Section 424(f) of the Code) designated by the Board or the Committee from time to time (a “Designated Subsidiary”), are eligible to participate in any one or more of the offerings of Options (as defined in Section 9) to purchase Common Stock under the Plan provided that:

(a) they are customarily employed by the Company or a Designated Subsidiary for more than 20 hours a week and for more than five months in a calendar year; and

(b) they have been employed by the Company or a Designated Subsidiary for at least six (6) months prior to enrolling in the Plan; and

(c) they are employees of the Company or a Designated Subsidiary on the first day of the applicable Plan Period (as defined below).

No employee may be granted an option hereunder if such employee, immediately after the option is granted, owns 5% or more of the total combined voting power or value of the stock of the Company or any subsidiary. For purposes of the preceding sentence, the attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of an employee, and all stock which the employee has a contractual right to purchase shall be treated as stock owned by the employee.
      3. Offerings. The Company will make one or more offerings (“Offerings”) to employees to purchase stock under this Plan. Offerings will begin each January 1 and July 1, or the first business day thereafter (the “Offering Commencement Dates”). Each Offering Commencement Date will begin a six (6) month period (a “Plan Period”) during which payroll deductions will be made and held for the purchase of Common Stock at the end of the Plan Period. The Board or the Committee may, at its discretion, choose a different Plan Period of twelve (12) months or less for subsequent Offerings.
      4. Participation. An employee eligible on the Offering Commencement Date of any Offering may participate in such Offering by completing and forwarding a payroll deduction authorization form to the employee’s appropriate payroll office at least 10 days prior to the applicable Offering Commencement Date. The form will authorize a regular payroll deduction from the Compensation received by the employee during the Plan Period. Unless an employee files a new form or withdraws from the Plan, his deductions and purchases will continue at the same rate for future Offerings under the Plan as long as the Plan remains in effect. The term “Compensation” means the amount of money reportable on the employee’s Federal Income Tax Withholding Statement, excluding overtime, shift premium, incentive or bonus awards, allowances and reimbursements for expenses such as relocation allowances for travel expenses, income or gains on the exercise of Company stock options or stock appreciation rights, and similar items, whether or not shown on the employee’s Federal Income Tax Withholding Statement, but including, in the case of salespersons, sales commissions to the extent determined by the Board or the Committee.

      5. Deductions. The Company will maintain payroll deduction accounts for all participating employees. With respect to any Offering made under this Plan, an employee may authorize a payroll deduction in any dollar amount up to a maximum of 15% of the Compensation he or she receives during the Plan Period or such shorter period during which deductions from payroll are made. The minimum payroll deduction is such percentage of compensation as may be established from time to time by the Board or the Committee.
      6. Deduction Changes. An employee may decrease or discontinue his payroll deduction once during any Plan Period, by filing a new payroll deduction authorization form. However, an employee may not increase his payroll deduction during a Plan Period. If an employee elects to discontinue his payroll deductions during a Plan Period, but does not elect to withdraw his funds pursuant to Section 8 hereof, funds deducted prior to his election to discontinue will be applied to the purchase of Common Stock on the Exercise Date (as defined below).
      7. Interest. Interest will not be paid on any employee accounts, except to the extent that the Board or the Committee, in its sole discretion, elects to credit employee accounts with interest at such per annum rate as it may from time to time determine.
      8. Withdrawal of Funds. An employee may at any time prior to the close of business on the last business day in a Plan Period and for any reason permanently draw out the balance accumulated in the employee’s account and thereby withdraw from participation in an Offering. Partial withdrawals are not permitted. The employee may not begin participation again during the remainder of the Plan Period. The employee may participate in any subsequent Offering in accordance with terms and conditions established by the Board or the Committee.
      9. Purchase of Shares. On the Offering Commencement Date of each Plan Period, the Company will grant to each eligible employee who is then a participant in the Plan an option (“Option”) to purchase on the last business day of such Plan Period (the “Exercise Date”), at the Option Price hereinafter provided for, the largest number of whole shares of Common Stock of the Company as does not exceed the number of shares determined by multiplying $2,083 by the number of full months in the Offering Period and dividing the result by the closing price (as defined below) on the Offering Commencement Date of such Plan Period.
      Notwithstanding the above, no employee may be granted an Option which permits his rights to purchase Common Stock under this Plan and any other employee stock purchase plan (as defined in Section 423(b) of the Code) of the Company and its subsidiaries, to accrue at a rate which exceeds $25,000 of the fair market value of such Common Stock (determined at the Offering Commencement Date of the Plan Period) for each calendar year in which the Option is outstanding at any time.
      The purchase price for each share purchased will be 85% of the closing price of the Common Stock on (i) the first business day of such Plan Period or (ii) the Exercise Date, whichever closing price shall be less. Such closing price shall be (a) the closing price on any national securities exchange on which the Common Stock is listed, (b) the closing price of the Common Stock on the Nasdaq National Market or (c) the average of the closing bid and asked prices in the over-the-counter-market, whichever is applicable, as published in The Wall Street Journal. If no sales of Common Stock were made on such a day, the price of the Common Stock for purposes of clauses (a) and (b) above shall be the reported price for the next preceding day on which sales were made.
      Each employee who continues to be a participant in the Plan on the Exercise Date shall be deemed to have exercised his Option at the Option Price on such date and shall be deemed to have purchased from the Company the number of full shares of Common Stock reserved for the purpose of the Plan that his accumulated payroll deductions on such date will pay for, but not in excess of the maximum number determined in the manner set forth above.
      Any balance remaining in an employee’s payroll deduction account at the end of a Plan Period will be automatically refunded to the employee, except that any balance which is less than the purchase price of one share of Common Stock will be carried forward into the employee’s payroll deduction account for the following Offering, unless the employee elects not to participate in the following Offering under the Plan, in which case the balance in the employee’s account shall be refunded.

      10. Issuance of Certificates. Certificates representing shares of Common Stock purchased under the Plan may be issued only in the name of the employee, in the name of the employee and another person of legal age as joint tenants with rights of survivorship, or (in the Company’s sole discretion) in the name of a brokerage firm, bank or other nominee holder designated by the employee. The Company may, in its sole discretion and in compliance with applicable laws, authorize the use of book entry registration of shares in lieu of issuing stock certificates.
      11. Rights on Retirement, Death or Termination of Employment. In the event of a participating employee’s termination of employment prior to the last business day of a Plan Period, no payroll deduction shall be taken from any pay due and owing to an employee and the balance in the employee’s account shall be paid to the employee or, in the event of the employee’s death, (a) to a beneficiary previously designated in a revocable notice signed by the employee (with any spousal consent required under state law) or (b) in the absence of such a designated beneficiary, to the executor or administrator of the employee’s estate or (c) if no such executor or administrator has been appointed to the knowledge of the Company, to such other person(s) as the Company may, in its discretion, designate. If, prior to the last business day of the Plan Period, the Designated Subsidiary by which an employee is employed shall cease to be a subsidiary of the Company, or if the employee is transferred to a subsidiary of the Company that is not a Designated Subsidiary, the employee shall be deemed to have terminated employment for the purposes of this Plan.
      12. Optionees Not Stockholders. Neither the granting of an Option to an employee nor the deductions from his pay shall constitute such employee a stockholder of the shares of Common Stock covered by an Option under this Plan until such shares have been purchased by and issued to him.
      13. Rights Not Transferable. Rights under this Plan are not transferable by a participating employee other than by will or the laws of descent and distribution, and are exercisable during the employee’s lifetime only by the employee.
      14. Application of Funds. All funds received or held by the Company under this Plan may be combined with other corporate funds and may be used for any corporate purpose.
      15. Adjustment in Case of Changes Affecting Common Stock. In the event of a subdivision of outstanding shares of Common Stock, or the payment of a dividend in Common Stock, the number of shares approved for this Plan, and the share limitation set forth in Section 9, shall be increased proportionately, and such other adjustment shall be made as may be deemed equitable by the Board or the Committee. In the event of any other change affecting the Common Stock, such adjustment shall be made as may be deemed equitable by the Board or the Committee to give proper effect to such event.
      16. Merger. If the Company shall at any time merge or consolidate with another corporation or undertake a share exchange transaction with another corporation and the holders of the capital stock of the Company immediately prior to such merger or consolidation continue to hold at least 80% by voting power of the capital stock of the surviving corporation (“Continuity of Control”), the holder of each Option then outstanding will thereafter be entitled to receive at the next Exercise Date upon the exercise of such Option for each share as to which such Option shall be exercised the securities or property which a holder of one share of the Common Stock was entitled to upon and at the time of such merger or consolidation, and the Board or the Committee shall take such steps in connection with such merger or consolidation as the Board or the Committee shall deem necessary to assure that the provisions of Section 15 shall thereafter be applicable, as nearly as reasonably may be, in relation to the said securities or property as to which such holder of such Option might thereafter be entitled to receive thereunder.
      In the event of a merger or consolidation of the Company with or into another corporation or a share exchange transaction with another corporation which does not involve Continuity of Control, or of a sale of all or substantially all of the assets of the Company while unexercised Options remain outstanding under the Plan, (a) subject to the provisions of clauses (b) and (c), after the effective date of such transaction, each holder of an outstanding Option shall be entitled, upon exercise of such Option, to receive in lieu of shares of Common Stock, shares of such stock or other securities as the holders of shares of Common Stock received pursuant to the terms of such transaction; or (b) all outstanding Options may be cancelled by the Board or the Committee as of a date prior to the effective date of any such transaction and all payroll deductions shall be paid out to the participating employees; or (c) all outstanding Options may be cancelled by the Board or the Committee as of the effective date of any such transaction, provided that notice of such cancellation shall be given to each holder of an Option, and each holder of an Option shall have the right to exercise such Option in full based on payroll deductions then credited to his account as of a date determined by the Board or the Committee, which date shall not be less than ten (10) days preceding the effective date of such transaction.
      17. Amendment of the Plan. The Board may at any time, and from time to time, amend this Plan in any respect, except that (a) if the approval of any such amendment by the shareholders of the Company is required by Section 423 of the Code, such amendment shall not be effected without such approval, and (b) in no event may any amendment be made which would cause the Plan to fail to comply with Section 423 of the Code.
      18. Insufficient Shares. In the event that the total number of shares of Common Stock specified in elections to be purchased under any Offering plus the number of shares purchased under previous Offerings under this Plan exceeds the maximum number of shares issuable under this Plan, the Board or the Committee will allot the shares then available on a pro rata basis.
      19. Termination of the Plan. This Plan may be terminated at any time by the Board. Upon termination of this Plan all amounts in the accounts of participating employees shall be promptly refunded.
      20. Governmental Regulations. The Company’s obligation to sell and deliver Common Stock under this Plan is subject to listing on a national stock exchange or quotation on the Nasdaq National Market (to the extent the Common Stock is then so listed or quoted) and the approval of all governmental authorities required in connection with the authorization, issuance or sale of such stock.
      21. Governing Law. The Plan shall be governed by Delaware law except to the extent that such law is preempted by federal law.
      22. Issuance of Shares. Shares may be issued upon exercise of an Option from authorized but unissued Common Stock, from shares held in the treasury of the Company, or from any other proper source.
      23. Notification upon Sale of Shares. Each employee agrees, by entering the Plan, to promptly give the Company notice of any disposition of shares purchased under the Plan where such disposition occurs within two years after the date of grant of the Option pursuant to which such shares were purchased.
      24. Withholding. Each employee shall, no later than the date of the event creating the tax liability, make provision satisfactory to the Board for payment of any taxes required by law to be withheld in connection with any transaction related to Options granted to or shares acquired by such employee pursuant to the Plan. The Company may, to the extent permitted by law, deduct any such taxes from any payment of any kind otherwise due to an employee.
      25. Effective Date and Approval of Shareholders. The Plan shall take effect on September 10, 2004 subject to approval by the shareholders of the Company as required by Section 423 of the Code, which approval must occur within twelve months of the adoption of the Plan by the Board.

Adopted by the Board of Directors

on September 9, 2004

Approved by the stockholders on

Appendix E
BOOKHAM, INC.
RULES
of the
BOOKHAM, INC. 2004
SHARESAVE SCHEME
(Adopted by resolution of the Board of Directors
on September 9, 2004 approved by shareholders on       •      and
approved by the Inland Revenue
under reference SRS/ • )
Alder Castle
10 Noble Street
London EC2V 7QJ
Tel: +44 (0)20 7645 2400
Fax: +44 (0)20 7645 2424

CONTENTS

1.	DEFINITIONS	E-1
2.	APPLICATION FOR OPTIONS	E-3
3.	SCALING DOWN	E-4
4.	GRANT OF OPTIONS	E-5
5.	NUMBER OF NEW SHARES IN RESPECT OF WHICH OPTIONS MAY BE GRANTED	E-5
6.	RIGHTS OF EXERCISE AND LAPSE OF OPTIONS	E-5
7.	TAKEOVER, RECONSTRUCTION AND AMALGAMATION AND LIQUIDATION	E-7
8.	MANNER OF EXERCISE	E-8
9.	ISSUE OR TRANSFER OF SHARES	E-8
10.	ADJUSTMENTS	E-8
11.	ADMINISTRATION	E-9
12.	ALTERATIONS	E-9
13.	GENERAL	E-9

E-i

RULES OF THE BOOKHAM, INC. 2004 SHARESAVE SCHEME

1.	DEFINITIONS
      1.1     In this Scheme, the following words and expressions shall have, unless the context otherwise requires, the following meanings:

“Act”	the Income Tax (Earnings and Pensions) Act 2003;

“Appropriate Period”	means:

(a) where control of the Company is obtained in the way set out in Rule 7.6(a), the period of six months beginning with the time when the Acquiring Company obtains control and any condition subject to which the offer is made is met;

(b) where control of the Company is obtained in the way set out in Rule 7.6(b), the period of six months beginning with the time when the court sanctions the compromise or arrangement;

(c) where Rule 7.6(c) applies, the period during which the Acquiring Company remains bound or entitled as mentioned in that Rule;

“Associated Company”	an associated company of the Company within the meaning that expression bears in paragraph 47 of Schedule 3;

“Board”	the board of directors of the Company or a duly authorised committee thereof;

“Bonus Date”	where the Participant may elect under the Savings Contract for a repayment of that contract to be taken as including either a 5 or 7 year bonus, whichever bonus date he may choose, and, in any other case, the earliest date on which a bonus is payable under such Savings Contract;

“Close Company”	a close company as defined in section 414(1) Taxes Act as varied by paragraph 11 of Schedule 3;

“Company”	Bookham, Inc. a Delaware corporation;

“Control”	the meaning given by section 840 Taxes Act;

“Date of Grant”	the date on which the Board accepts a duly completed form of application;

“Date of Invitation”	the date on which the Board invites applications for Options;

“Eligible Employee”	any individual (other than a person precluded from participating in the Scheme by virtue of paragraph 11 of Schedule 3 (no material interest requirement)) who:

(a) (i) is a director who is required to work not less than 25 hours per week, excluding meal breaks or an employee of a Participating Company; and

(ii) whose earnings from the office or employment within paragraph (a)(i) above are (or would be if there were any) general earnings to which section 15 or 21 of the Act applies

(earnings for year when employee resident or ordinarily resident in the UK); and

(iii) has been an employee or director at all times during such qualifying period (if any) determined by the Board of not more than five years preceding the Date of Grant; or

(b) is nominated by the Board as an Eligible Employee for the purposes of the Scheme;

“Exercise Price”	the amount payable on the exercise of an Option, whether in whole or in part, being an amount equal to the relevant Option Price multiplied by the number of Shares in respect of which the Option is exercised;

“Invitation Period”	the period determined by the Board within which applications for Options pursuant to Rule 2.3 must be returned provided that such period shall expire no earlier than 14 days and no later than 25 days after the relevant Date of Invitation;

“Jointly Owned Company”	any company eligible to be a constituent company under the provisions of paragraph 46 of Schedule 3;

“Key Feature”	in relation to the Scheme, a provision which is necessary in order to meet the requirements of Schedule 3;

“Market Value”	in relation to a Share on any day its market value determined in accordance with Part 8 of the Taxation of Chargeable Gains Act 1992 and agreed in advance with the Shares Valuation of the Inland Revenue;

“Maximum Contribution”	the lesser of:

(a) £250 per month or such other maximum monthly contribution as may be permitted pursuant to paragraph 25 of Schedule 3; or

(b) such maximum monthly contribution as may be determined from time to time by the Board;

“Monthly Contributions”	monthly contributions agreed to be paid by a Participant under the Savings Contract made in connection with his Option;

“Option”	a right to acquire (by way of subscription or otherwise) Shares under the Scheme which is either subsisting or (where the context so admits or requires) is proposed to be granted;

“Option Price”	the price per Share, as determined by the Board, at which an Eligible Employee may acquire Shares upon the exercise of an Option not being manifestly less than:

(a) 80 per cent of the Market Value on the date immediately preceding the Date of Invitation or at such other time or times as may be agreed in advance in writing with the Inland Revenue; and

(b) if the Shares are to be subscribed, their nominal value,

but subject to any adjustment pursuant to Rule 10;

“Participant”	a director or employee, or former director or employee, to whom an Option has been granted, or (where the context so admits or requires) the personal representatives of any such person;

“Participating Company”	(a) the Company;

(b) any other company which is under the Control of the Company or is a Subsidiary of the Company; and

(c) any other company which is a Jointly Owned Company

and, in the case of a company within (b) and/or (c), is for the time being designated by the Board as a Participating Company;

“Savings Contract”	a contract under a certified contractual savings scheme (within the meaning of section 326 of the Taxes Act) which has been approved by the Inland Revenue for the purpose of Schedule 3;

“Schedule 3”	Schedule 3 to the Act (Approved SAYE Option Schemes);

“Scheme”	the Bookham, Inc. 2004 Sharesave Scheme in its present form or as from time to time amended in accordance with the provisions hereof;

“Share”	a share in the common stock of the Company which satisfies the conditions specified in paragraphs 18-22 (inclusive) of Schedule 3;

“Specified Age”	60 years of age;

“Subsidiary”	the meaning given by section 736 of the Companies Act 1985;

“Taxes Act”	the Income and Corporation Taxes Act 1988.
      1.2     In this Scheme, unless the context requires otherwise:

(a) the headings are inserted for convenience only and do not affect the interpretation of any Rule;

(b) a reference to a Rule is a reference to a Rule of this Scheme;

(c) a reference to a statute or statutory provision includes a reference:

(i) to that statute or provision as from time to time consolidated, modified, re-enacted or replaced by any statute or statutory provision;

(ii) to any repealed statute or statutory provision which it re-enacts (with or without modification); and

(iii) to any subordinate legislation made under it;

(d) words in the singular include the plural, and vice versa;

(e) a reference to the masculine shall be treated as a reference to the feminine, and vice versa;

(f) a reference to “a year” shall be a period calculated by reference to a previous or subsequent anniversary of a particular date.

2.	APPLICATION FOR OPTIONS
      2.1     The Board may at its discretion and at any time invite (by any method the Board considers appropriate) applications for Options from Eligible Employees, and any such invitation shall include details of:

(a) eligibility;

(b) the Option Price;

(c) the Maximum Contribution payable;

(d) whether, for the purpose of determining the number of Shares over which an Option is to be granted, the repayment under the Savings Contract is to be taken:

(i) as including a seven year or five year bonus;

(ii) as including a five year bonus;

(iii) as including a three year bonus; or

(iv) as not including a bonus;

(e) the date on which the relevant Invitation Period expires,

and the Board may determine and include in the invitation details of the maximum number of Shares over which applications for Options are to be invited in that Invitation Period.
      2.2     An application for an Option must incorporate or be accompanied by a proposal for a Savings Contract.
      2.3     An application for an Option shall be in such form as the Board may from time to time prescribe save that it shall provide for the applicant to state:

(a) the Monthly Contributions (being a multiple of £1 and not less than such minimum specified by the Board (such minimum not to be greater than £10 (or such other figure specified in paragraph 25(3)(b) of Schedule 3);

(b) that his proposed Monthly Contributions (when taken together with any Monthly Contributions he makes under any other Savings Contract) will not exceed the Maximum Contribution;

(c) if Eligible Employees may elect for the repayment under the Savings Contract to be taken as including the seven-year bonus, a three or five year bonus, or as not including a bonus, his election in that respect.
      2.4     Each application for an Option shall provide that, in the event of excess applications, each application shall be deemed to have been modified or withdrawn in accordance with the steps taken by the Board to scale down applications pursuant to Rule 3.
      2.5     Proposals for a Savings Contract shall be limited to such building society, bank or European financial institution as the Board may designate.
      2.6     Each application shall be deemed to be for an Option over the largest whole number of Shares which can be acquired at the Option Price with the relevant repayment under the Savings Contract entered into in connection with the Option.

3.	SCALING DOWN
      3.1     If valid applications are received for a total number of Shares in excess of any maximum number of Shares determined by the Board pursuant to Rule 2.1, or the limit under Rule 5, the Board shall scale down applications in accordance with Rule 3.1(a) to (f) in such order and combinations as the Board in its absolute discretion may determine except that provisions (d) and (e) must not be applied before (a) to (c) until the number of Shares available equals or exceeds such total number of Shares applied for:

(a) by treating any elections for the seven-year bonus as elections for the five-year bonus;

(b) by reducing the proposed Monthly Contributions pro rata to the excess over such amount as the Company shall determine for this purpose being not less than the minimum Monthly Contribution permitted under the Savings Contract;

(c) by treating each election for a bonus as an election for no bonus;

(d) by treating an application for a five-year Savings Contract as an application for a three-year Savings Contract;

(e) by selecting by lot.
      3.2     If the number of Shares available is insufficient to enable an Option based on Monthly Contributions of £5 a month to be granted to each Eligible Employee making a valid application, the Board may, as an alternative to selecting by lot, determine in its absolute discretion that no Options shall be granted.
      3.3     If the Board so determines, the provisions in Rule 3.1 may be modified or applied in any manner as may be agreed in advance with the Inland Revenue.
      3.4     If, in applying the scaling down provisions contained in this Rule 3, Options cannot be granted within the 30-day period referred to in Rule 4.2 below, the Board may extend that period by 12 days.

4.	GRANT OF OPTIONS
      4.1     No Option shall be granted to any person if at the Date of Grant that person shall have ceased to be an Eligible Employee.
      4.2     Within 30 days (subject to the application of Rule 3.4) of the first day by reference to which the Option Price was fixed the Board may, subject to Rule 3 above, grant to each Eligible Employee who has submitted a valid application, an Option in respect of the number of Shares for which application has been deemed to be made under Rule 2.6.
      4.3     The Board shall issue to each Participant an option certificate in such form (not inconsistent with the provisions of the Scheme) as the Board may from time to time prescribe. Each such certificate shall specify the Date of Grant of the Option, the number and class of Shares over which the Option is granted, the Option Price and the Bonus Date.
      4.4     Except as otherwise provided in these Rules, every Option shall be personal to the Participant to whom it is granted and shall not be transferable.
      4.5     No amount shall be paid in respect of the grant of an Option.

5.	NUMBER OF NEW SHARES IN RESPECT OF WHICH OPTIONS MAY BE GRANTED

Subject to adjustment under Rule 10, Options may be granted under the Scheme for up to 500,000 Shares. If any Option expires or is terminated, surrendered or canceled without having been fully exercised or it is forfeited in whole or in part or results in any Shares not being issued, the unused Shares covered by such Option shall again be available for the grant of Options under the Scheme. Shares issued pursuant to Options under the Scheme may consist in whole or in part of authorized but unissued shares or treasury shares.

6.	RIGHTS OF EXERCISE AND LAPSE OF OPTIONS
      6.1     Save as provided in Rules 6.5, 6.6, 6.7 and Rule 7, an Option shall not be exercised earlier than the Bonus Date under the Savings Contract entered into in connection therewith.
      6.2     Save as provided in Rule 6.5, an Option shall not be exercised later than six months after the Bonus Date under the Savings Contract entered into in connection therewith.
      6.3     Save as provided in Rules 6.5 and 6.6, an Option may only be exercised by a Participant whilst he is a director or employee of a Participating Company.
      6.4     An Option may not be exercised by a Participant if he is ineligible to participate in the Scheme by virtue of paragraph 11 of Schedule 3.

      6.5     An Option may be exercised by the personal representatives of a deceased Participant:

(a) within twelve months following the date of his death if such death occurs before the Bonus Date;

(b) within twelve months following the Bonus Date in the event of his death within six months after the Bonus Date.
      6.6     An Option may be exercised by a Participant within six months following his ceasing to hold the office or employment by virtue of which he is eligible to participate in the Scheme by reason of:

(a) injury, disability, redundancy within the meaning of the Employment Rights Act 1996, or retirement on reaching the Specified Age or any other age at which he is bound to retire in accordance with the terms of his contract of employment; or

(b) his office or employment being in a company of which the Company ceases to have Control; or

(c) the transfer of his contract of employment (which relates to a business or part of a business) to a person who is neither an Associated Company nor a company of which the Company has Control.
      6.7     An Option may be exercised within six months of the Bonus Date by a Participant who is a director or employee of a company which is not a Participating Company but which is:

(a) an Associated Company of the Company; or

(b) a company of which the Company has Control.
      6.8     An Option may be exercised by a Participant within six months following the date he reaches the Specified Age if he continues after that date to hold the office or employment by virtue of which he is eligible to participate in the Scheme.
      6.9     No person shall be treated for the purposes of Rule 6.6 as ceasing to hold an office or employment by virtue of which that person is eligible to participate in the Scheme until that person ceases to hold any office or employment in the Company or any Associated Company or any company of which the Company has Control.
      6.10     An Option granted to a Participant shall lapse upon the occurrence of the earliest of the following:

(a) subject to Rule 6.10(b) below, six months after the Bonus Date under the Savings Contract entered into in connection with the Option;

(b) where the Participant dies before the Bonus Date, twelve months after the date of death, and where the Participant dies in the period of six months after the Bonus Date, twelve months after the Bonus Date;

(c) the expiry of any of the six month periods specified in Rule 6.6(a) to (c), save that if at the time any of such applicable periods expire, time is running under the twelve-month period specified in Rule 6.5, the Option shall not lapse by reason of this Rule 6.10 until the expiry of the relevant twelve-month period in Rule 6.5;

(d) the expiry of any of the periods specified in Rules 7.3 to 7.5, save where an Option is released in consideration of the grant of a New Option over New Shares in the Acquiring Company (during one of the periods specified in Rules 7.3 and 7.4) pursuant to Rule 7.6;

(e) the Participant ceasing to hold any office or employment with a Participating Company or any Associated Company for any reason other than those specified in Rule 6.6;

(f) subject to Rule 7.5, the passing of an effective resolution, or the making of an order by the court, for the winding-up of the Company;

(g) the Participant being deprived (otherwise than on death) of the legal or beneficial ownership of the Option by operation of law, or doing anything or omitting to do anything which causes him to be so deprived or become bankrupt; and

(h) before an Option has become capable of being exercised, the Participant giving notice that he intends to stop paying Monthly Contributions, or being deemed under the terms of the Savings Contract to have given such notice, or making an application for repayment of the Monthly Contributions.

7.	TAKEOVER, RECONSTRUCTION AND AMALGAMATION AND LIQUIDATION
      7.1     If any person obtains Control of the Company as a result of making an offer to acquire Shares which is either unconditional or is made on a condition such that if it is satisfied the person making the offer will have Control of the Company, an Option may be exercised within six months of the time when the person making the offer has obtained Control of the Company and any condition subject to which the offer is made has been satisfied or waived.
      7.2     For the purpose of Rule 7.1, a person shall be deemed to have obtained Control of the Company if he and others acting in concert with him have together obtained Control of it.
      7.3     If any person becomes bound or entitled to acquire Shares under the sections 428 to 430F (inclusive) of the Companies Act 1985 (or non-UK equivalent which the Inland Revenue accepts as closely comparable) an Option may be exercised at any time when that person remains so bound or entitled.
      7.4     If, under section 425 of the Companies Act 1985 (or non-UK equivalent which the Inland Revenue accepts as closely comparable), the court sanctions a compromise or arrangement proposed for the purposes of, or in connection with, a scheme for the reconstruction of the Company or its amalgamation with any other company or companies, an Option may be exercised within six months of the court sanctioning the compromise or arrangement.
      7.5     If a resolution for the voluntary winding-up of the Company is passed, an Option may be exercised within two months from the date of the passing of the resolution.
      7.6     If any company (the “Acquiring Company”):

(a) obtains Control of the Company as a result of making:

(i) a general offer to acquire the whole of the issued ordinary share capital of the Company which is made on a condition such that if it is satisfied the Acquiring Company will have Control of the Company; or

(ii) a general offer to acquire all the shares in the Company which are of the same class as the Shares which may be acquired by the exercise of Options,

in either case ignoring any Shares which are already owned by it or a member of the same group of companies; or

(b) obtains Control of the Company in pursuance of a compromise or arrangement sanctioned by the court under the section 425 of the Companies Act 1985 (or non-UK equivalent which the Inland Revenue accepts as closely comparable); or

(c) becomes bound or entitled to acquire Shares under the sections 428 to 430F (inclusive) of the Companies Act 1985 (or non-UK equivalent which the Inland Revenue accepts as closely comparable),

any Participant may at any time within the Appropriate Period, by agreement with the Acquiring Company, release any Option granted under the Scheme which has not lapsed (“Old Option”) in consideration of the grant to him of an option (“New Option”) which (for the purposes of paragraph 39 of Schedule 3) is equivalent to the Old Option but relates to shares in a different company (whether the Acquiring Company itself or some other company falling within paragraph (b) or (c) of paragraph 18 of Schedule 3).

      7.1     The New Option shall not be regarded for the purposes of Rule 7.6 as equivalent to the Old Option unless the conditions set out in paragraph 39 of Schedule 3 are satisfied. Where the provisions of Rule 7.7 apply, the provisions of the Scheme shall be construed as if:

(a) the New Option were granted under the Scheme at the same time as the Old Option;

(b) except for the purposes of the definitions of “Participating Company” and “Subsidiary” in Rule 1, the reference to Bookham, Inc. in the definition of the “Company” in Rule 1 were a reference to the different company mentioned in Rule 7.6.

8.	MANNER OF EXERCISE
      8.1     An Option may only be exercised during the periods specified in Rules 6 and 7, and only with monies not exceeding the amount of the repayment (including if applicable any Bonus or interest) under the Savings Contract entered into in connection therewith as at the date of such exercise. For this purpose, no account shall be taken of such part (if any) of the repayment of any Monthly Contribution, the due date for the payment of which under the Savings Contract arises after the date of such repayment.
      8.2     Exercise shall be by the delivery to the Secretary of the Company or other duly appointed agent, of an option certificate covering the Shares over which the Option is then to be exercised, with the notice of exercise in the prescribed form duly completed by the Participant (or by his duly authorised agent) together with any remittance for the Exercise Price payable, or authority to the Company and the Board to withdraw and apply monies equal to the Exercise Price from the Savings Contract, to acquire the Shares over which the Option is to be exercised. The effective date of exercise shall be the date of delivery of the notice of exercise.

9.	ISSUE OR TRANSFER OF SHARES
      9.1     The Board shall procure that Shares to be issued pursuant to the exercise of an Option shall be allotted within 28 days following the effective date of exercise of the Option.
      9.2     Where relevant, the Board shall procure the transfer of Shares (including a transfer from the Company’s holding of treasury shares, if any) to be transferred pursuant to the exercise of an Option within 28 days following the effective date of exercise of the Option.
      9.3     Shares to be issued pursuant to the Scheme will rank pari passu in all respects with the Shares then in issue, except that they will not rank for any rights attaching to Shares by reference to a record date preceding the date of exercise.
      9.4     Shares to be transferred (whether from the Company’s holding of treasury shares or otherwise) pursuant to the Scheme will be transferred free of all liens, charges and encumbrances and together with all rights attaching thereto, except they will not rank for any rights attaching to Shares by reference to a record date preceding the date of exercise.

10.	ADJUSTMENTS
      10.1     In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares or other similar change in capitalization or event, or any distribution to holders of shares of common stock in the capital of the Company other than an ordinary cash dividend (in all cases provided that such events fall within paragraph 28(3) of Schedule 3):

(a) the number and description of securities available under this Scheme; and

(b) the number and description of securities and exercise price per share of each outstanding Option,

(c) shall be appropriately adjusted by the Company to the extent determined by the Board (subject to prior approval of the Inland Revenue).

      10.2     The Board may take such steps as it may consider necessary to notify Participants of any adjustment made under this Rule 10 and to call in, cancel, endorse, issue or reissue any Option certificate consequent upon such adjustment.

11.	ADMINISTRATION
      11.1     Any notice or other communication made under, or in connection with, the Scheme may be given by personal delivery, electronic mail, internet or intranet access, facsimile transmission or by sending the same by post, in the case of a company to its registered office and in the case of an individual to his last known address, or, where he is a director or employee of the Company or an Associated Company, either to his last known address or to the address of the place of business at which he performs the whole or substantially the whole of the duties of his office or employment, and where a notice or other communication is given by first-class post, it shall be deemed to have been received 48 hours after it was put into the post properly addressed and stamped.
      11.2     The Company may (but need not) distribute to Participants copies of any notice or document normally sent by the Company to the holders of Shares.
      11.3     If any option certificate shall be worn out, defaced or lost, it may be replaced on such evidence being provided as the Board may require.
      11.4     The Company shall at all times keep available for allotment unissued Shares at least sufficient to satisfy all Options under which new Shares may be subscribed or procure that sufficient Shares are available for transfer (whether from the Company’s holding of Treasury Shares or otherwise) to satisfy all Options under which Shares may be acquired.
      11.5     The decision of the Board in any dispute relating to an Option or the due exercise thereof or any other matter in respect of the Scheme shall be final and conclusive.
      11.6     The costs of introducing and administering the Scheme shall be borne by the Company.

12.	ALTERATIONS
      12.1     Subject to Rule 12.2, the Board may at any time alter or add to all or any of the provisions of the Scheme in any respect, provided that if an alteration or addition to a Key Feature is made at a time when the Scheme is approved by the Inland Revenue under Schedule 3 it shall not have effect until it has been approved by the Inland Revenue.
      12.2     No alteration or addition shall be made under Rule 12.1 which would abrogate or adversely affect the subsisting rights of a Participant unless it is made with each relevant Participant’s consent.
      12.3     As soon as reasonably practicable after making any alteration or addition under Rule 12.1, the Board shall give written notice thereof to any Participant affected thereby.

13.	GENERAL
      13.1     The Scheme shall terminate upon the tenth anniversary of its adoption or at any earlier time by the passing of a resolution by the Board. Termination of the Scheme shall be without prejudice to the subsisting rights of Participants.
      13.2     The Scheme shall extend to any Jointly Owned Company which is designated by the Board as a Participating Company provided that the Scheme shall cease to apply to such company in the event that:

(a) the Jointly Owned Company falls under the control of any single person;

(b) the Company ceases to be one of the joint owners of the Jointly Owned Company;

(c) any company controlled by the Jointly Owned Company is no longer so controlled,

(d) unless those companies become controlled by the Company or any Subsidiary of the Company.

      13.3     If Shares are transferred to the Participant following the exercise of an Option, the Participant shall if required to do so by the person making the transfer, join that person in making a claim for relief under Section 165 of the Taxation of Chargeable Gains Act 1992 in respect of the disposal of Shares to the Participant.
      13.4     The rights and obligations of any individual under the terms of his office or employment with the Company, a Participating Company, a Subsidiary of the Company, or an Associated Company shall not be affected by his participation in the Scheme or any right which he may have to participate therein, and an individual who participates therein shall waive all and any rights to compensation or damages in consequence of the termination of his office or employment with any such company for any reason whatsoever insofar (including, without prejudice to the generality of the foregoing wrongful dismissal or dismissal in breach of contract) as those rights arise, or may arise, from his ceasing to have rights under or be entitled to exercise any Option under the Scheme as a result of such termination, or from the loss or diminution in value of such rights or entitlements.
      13.5     It is a condition of participation in this Scheme that a Participant agrees to the holding of information about him by the Company and that he authorises the Company and its agents and advisers to use such information according to these Rules for the purposes of this Scheme. It is a further condition of participation in this Scheme that each Participant agrees that data concerning his participation may be processed by agents of the Company wherever located and where necessary transmitted outside the United Kingdom.
      13.6     These Rules shall be governed by and construed in accordance with English law.

Appendix F
PROXY
BOOKHAM, INC.
ANNUAL MEETING OF STOCKHOLDERS
October 26, 2005
This Proxy is solicited on behalf of the Board of Directors of Bookham, Inc. (the “Company”).
     The undersigned, having received notice of the annual meeting of stockholders and the proxy statement thereof and revoking all prior proxies, hereby appoints Giorgio Anania, Stephen Abely, Thomas Kelley and John A. Burgess (with full power of substitution), as proxies of the undersigned, to attend the annual meeting of stockholders of the Company to be held on Wednesday, October 26, 2005, and any adjourned or postponed session thereof, and there to vote and act as indicated upon the matters on the reverse side in respect of all shares of common stock which the undersigned would be entitled to vote or act upon, with all powers the undersigned would possess if personally present.
     Attendance of the undersigned at the annual meeting of stockholders or at any adjourned or postponed session thereof will not be deemed to revoke this proxy unless the undersigned affirmatively indicate(s) thereat the intention of the undersigned to vote said shares of common stock in person. If the undersigned hold(s) any of the shares of common stock in a fiduciary, custodial or joint capacity or capacities, this proxy is signed by the undersigned in every such capacity as well as individually.
     Please vote, date and sign on reverse side and return promptly in the enclosed postage pre-paid envelope.
     Has your address changed? Do you have any comments?

CONTINUED AND TO BE SIGNED ON REVERSE SIDE
SEE REVERSE SIDE

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DETACH HERE
[X] Please mark votes as in this example.
The shares of common stock of Bookham, Inc. represented by this proxy will be voted as directed by the undersigned for the proposals herein proposed by the Company. If no direction is given with respect to any proposal specified herein, this proxy will be voted FOR the proposal. In their discretion, the proxies are authorized to vote upon any other business that may properly come before the meeting or any adjournment thereof.
1.	To elect the following people as Class I directors for the ensuing three years:
(01) Giorgio Anania (02) Joseph Cook (03) W. Arthur Porter
FOR ALL NOMINEES ☐          WITHHOLD ☐

FOR ALL EXCEPT ☐

Instruction: For all nominees except as noted above (write nominee(s) name in the space provided above).
2.	To approve the Company’s 2004 Stock Incentive Plan and the authorization of 4,000,000 shares for issuance under such Plan.
☐ FOR     ☐ AGAINST     ☐ ABSTAIN
3.	To approve the Company’s 2004 Employee Stock Purchase Plan and the authorization of 500,000 shares for issuance under such Plan.
☐ FOR     ☐ AGAINST     ☐ ABSTAIN
4.	To approve the Company’s 2004 Sharesave Scheme and the authorization of 500,000 shares for issuance under such Scheme.
☐ FOR     ☐ AGAINST     ☐ ABSTAIN
5.	To approve an amendment to the Company’s 2004 Stock Incentive Plan increasing the number of shares of common stock issuable under such Plan from 4,000,000 to 9,000,000 and increasing the maximum number of shares of common stock with respect to which awards other than options and stock appreciation rights may be granted under such Plan from 2,000,000 to 7,000,000.
☐ FOR     ☐ AGAINST     ☐ ABSTAIN
6.	To ratify the selection of Ernst & Young LLP as the Company’s registered public accounting firm for the current fiscal year.
☐ FOR     ☐ AGAINST     ☐ ABSTAIN
MARK HERE FOR ADDRESS CHANGE AND NOTE ON REVERSE SIDE ☐
Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing as attorney, executor, administrator or other fiduciary, please give your full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name, by authorized officer. If a partnership, please sign in partnership name by authorized person.
Please be sure to sign and date this proxy below.

Signature:	Date:

Signature:	Date:

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